                                  EXHIBIT 10.1













                                    Page 6
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                              PURCHASE AGREEMENT


                  DATED AS OF THE 13TH DAY OF OCTOBER, 1998


                                 BY AND AMONG


                             WASTE RECOVERY, INC.


                        NEW U.S. TIRE RECYCLING CORP.


                      U.S. TIRE RECYCLING PARTNERS, L.P.


                           TIRUS ASSOCIATES, L.L.C.


                                     AND


                          CONCORD RECYCLING, L.L.C.

     THIS AGREEMENT (this "Agreement") is made as of the 13th day of October, 1998, by and among WASTE RECOVERY, INC., a Texas corporation ("WRI"), NEW U.S. TIRE RECYCLING CORP., a Texas corporation ("New U.S. Tire"), U.S. TIRE RECYCLING PARTNERS, L.P., a Delaware limited partnership (the "Recycling, L.P."), TIRUS ASSOCIATES, L.L.C., a New York limited liability company ("Tirus") CONCORD RECYCLING, L.L.C., a Delaware limited liability company (the "Purchaser").

     WHEREAS, as of September 30, 1996, among others, WRI, New U.S. Tire, Recycling, L.P., and Tirus entered into that certain Agreement and Plan of Reorganization, whereby, among other things, New U.S. Tire, Tirus, and Recycling L.P. (collectively, New U.S. Tire, Tirus and Recycling, L.P. may be referred to herein as the "U.S. Tire Entities") became wholly owned subsidiaries of WRI (the "1996 Reorganization") in consideration of debt and stock of WRI paid to the then owners of the U.S. Tire Entities ("the Shareholders");

     WHEREAS, in connection with the 1996 Reorganization, the Shareholders received shares of capital stock of WRI (the "WRI Stock") a portion of which is currently held by U.S. Trust Company of Dallas, N.A. (the "Escrow Agent") pursuant to that certain Escrow Agreement dated November 1996 by and between WRI, New U.S. Tire, the Shareholders and Escrow Agent (the "Escrow Agreement");

     WHEREAS, in connection with the 1996 Reorganization, WRI issued to each Shareholder a Convertible Subordinated Note payable pursuant to the terms contained therein and convertible into common stock of WRI collectively representing an aggregate principal amount equal to $1,877,856, secured by the stock of New U.S. Tire and a mortgage on real property owned by that company (collectively, the "Convertible Subordinated Notes") and an unsecured note in an aggregate principal amount of $150,000 payable to Tire Lending Associates, a New York partnership (the "150 Note")

     WHEREAS, subsequent to the 1996 reorganization Tire Lending Associates made advances from time to time totaling $600,000 to WRI for which WRI issued an unsecured promissory note (the "Unsecured Note"); and

     WHEREAS, the Purchaser wishes to purchase and WRI wishes to sell the U.S. Tire Entities for the consideration hereinafter provided and that thereafter. WRI shall continue its existence separate and apart from New U.S. Tire, Tirus, Recycling L.P. and the various Shareholders, and the ownership of New U.S. Tire, Tirus and Recycling, L.P. shall vest in the Purchaser.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     A. PURCHASE AND SALE. Purchaser hereby purchases and WRI hereby sells 100% of the U.S. Tire Entities for the full cash purchase price of approximately $2,794,856, comprised of the following:

          1.   Cash Payments of                  $  400,000

          2.   Assumption of the Convertible

                    Subordinated Notes            1,877,856

          3.   Accrued Interest on Convertible

                    Subordinated Note               117,000


          4.   Release of the 150 Note              150,000

          5.   Working on Capital Note

                    (Subject to adjustment)         250,000
                                                 ----------

          Sub Total                              $2,794,856

          6.   1.5 Million shares of WRI Common Stock     -

          7.   Calls on 500,000 shares of WRI Common Stock  -


     B. WRI ACTIONS. On the Closing Date, as defined below, WRI shall take the following actions:

          1. Deliver to the Purchaser (a) 100% of the issued and outstanding shares of New U.S. Tire common stock, (b) 100% of all membership interests in Tirus and (c) 100% of the partnership interests in Recycling Partners, L.P., (collectively referred to as the "WRI Delivered Stock") all free of all liens and encumbrances, rights and claims except as hereinafter specifically provided.

          2. WRI shall execute and deliver to Tire Lending Associates a promissory note in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000.00), bearing interest at a rate equal to the Prime Rate plus 1% (the "Prime

Rate" shall be equal to the then current published prime rate of Chase Bank, N.A. adjusted quarterly or, in the event Chase Bank, N.A. should cease to publish a prime rate, then by reference to a similar rate charged by a similar, national, banking institution), maturing on the second anniversary of the Closing Date (the "Tire Lending Note"). Interest shall be paid quarterly, beginning on January 2, 1999. As security for the Tire Lending Note, WRI will issue and deliver a third priority deed of trust lien on WRI's Baytown facility, which lien shall be junior only to (a) a first deed of trust lien in a principal amount not to exceed Three Hundred Thousand Dollars ($300,000) (plus accrued interest); and (b) a second priority deed of trust lien in a principal amount not to exceed Two Hundred Thousand Dollars ($200,000) (plus accrued interest). This Note shall replace the existing Unsecured Note, which shall be returned and canceled simultaneously herewith.



     C.   PURCHASER'S ACTIONS.

     On the Closing Date, the Purchaser shall take the following actions:

          1. The Purchaser shall pay, via wire transfer, to WRI, the sum of Four Hundred Thousand Dollars ($400,000);

          2. Deliver to WRI releases from the Shareholders of all of the Convertible Subordinated Notes, the 150 Note and the Unsecured Note;

          3. To Deliver to WRI at Closing authorization to the Escrow Agent to release all Escrowed WRI Stock (in form attached as Exhibit A);

          4. Deliver to WRI Five Hundred Thousand (500,000) shares of WRI stock currently held by various Shareholders or their assigns;

          5. Execute and deliver to WRI Option Agreements, granting WRI options, exercisable on or before June 30, 2000, to purchase Five Hundred Thousand (500,000) shares of WRI common stock from various Shareholders, at a price equal to $1.00 per share (the "Option") (in form attached as Exhibit B);

          6. Except as specifically set forth herein, forgive, cancel and extinguish each and every debt and obligation reflected on the financial statements, books or records of any U.S. Tire Entity, whether evidenced by instrument or otherwise, by and between WRI and any U.S. Tire Entity, existing as of the Closing Date;

          7.   Deliver the Unsecured Note;

          8. Grant WRI the right to deliver up to 400 tons of tire shreds and/or whole tires meeting industry standards to the U.S. Tire landfill at Concord NC, at no cost to WRI (except expenses for freight), such right exercisable by WRI at any time and from time to time during regular business hours for a period of 180 days following the Closing Date.

          9. An option to WRI, exercisable within 30 days of the Closing Date by delivery of written notice to Purchaser, to (a) deliver the pick-up truck located in Illinois, VIN#IB7HF16Y955166058, in satisfactory condition, normal wear and tear excepted to U.S. Tire or (b) retain possession of such vehicle and deliver to Purchaser a release of the loan on the vehicle. In the event WRI elects to retain possession and assume all indebtedness with respect to such vehicle, U.S. Tire shall promptly execute and deliver the vehicle title or any other documents that may be necessary to transfer title to WRI upon release of U.S. Tire's obligations under the Loan.

          10. Execute and deliver to WRI a promissory note in an aggregate principal amount equal to the working capital of New U.S. Tire as of the Closing Date subject to certain adjustments (presently estimated to be in the aggregate principal amount of approximately $250,000) to be specifically determined in and as described in and on such other terms set forth in the form of promissory note attached hereto as Exhibit C (the "Working Capital Note");

          11. Deliver to WRI the representations, warranties and releases of the Shareholders as set forth in PARAIII(A)(1) and VIII.

     D.   MUTUAL ACTIONS OF PARTIES.

     On the Closing Date all partes shall be deemed to have waived, released and canceled any and all inter-company claims or obligations from one to the other then existing, whether liquidated or not, including claims of or obligations owing to officers, directors, employees, agents or affiliates of another party; except as specifically provided to the contrary in this Agreement or any other simultaneous or subsequent agreement or instrument.

I.        CLOSING

     On the Closing Date, and thereafter the parties shall take all actions necessary to consummate all the actions set forth in Article I above (hereinafter referred to as the "Closing"). The Closing shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, on a date agreed upon by the parties and all other closing conditions set forth herein have been satisfied or waived by the appropriate parties. The date on which the Closing shall occur shall be referred to as the "Closing Date".

II.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     A. Each of the Shareholders severally represents and warrants that all of the following representations and warranties with respect to them are true and correct as of the date of this Agreement and shall be true and correct at the time of the Closing.

          1. AUTHORIZATION. Each Shareholder has the full legal right, power and authority to enter into this Agreement. This Agreement and each agreement or instrument to which the Shareholder is a party pursuant to the provisions of this Agreement have each been duly executed and delivered by each Shareholder and constitutes the valid and binding obligation of each such party, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions").

          2. WRI STOCK. Each Shareholder (i) owns of record and has good and marketable title to all of the issued and outstanding shares of the WRI Stock, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, rights or restrictions of any character whatsoever arising or otherwise created after the 1996 Reorganization other than standard state and federal securities law private offering legends and restrictions and any restrictions on transfer arising in connection with the Escrow Agreement (collectively, "Liens"), and (ii) each has the right to vote the WRI Stock on any matters as to which any shares of WRI Stock are entitled to be voted under the laws of the state of incorporation of WRI and WRI's charter documents, free of any right of any other person.

          3.   TAX MATTERS.

               (a) THE SHAREHOLDERS ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT MAY HAVE ADVERSE TAX CONSEQUENCES. THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOOSING REGARDING THESE CONSEQUENCES, AND UNDERSTAND AND ACKNOWLEDGE THAT WRI HAS NO RESPONSIBILITY FOR, AND MAKES NO REPRESENTATION AS TO, ANY TAX CONSEQUENCES TO ANY SHAREHOLDER.

          4. BANKRUPTCY. No Shareholder is under the jurisdiction of any federal bankruptcy court, or the subject of any receivership or other insolvency proceeding.

          5.   CONSIDERATION.  To the best knowledge of each

Shareholder, the fair market value of the WRI stock, release and other consideration given by the Shareholders, will be approximately equal to the fair market value of the consideration received by them hereunder.

          6. EXPENSES. The Shareholders (other than Andrew Bodners) will each pay their own respective expenses, if any, incurred in connection with this Agreement and any transaction contemplated hereby.

          7. NO VIOLATIONS. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Shareholders (to which such Shareholder is a party) and the consummation of the transactions contemplated hereby will not (i) violate any statute, rule, regulation, order or decree of any public body or authority by which the Shareholders or their respective properties or assets are bound, the result of which would materially adversely affect the ability of any Shareholder to perform such party's obligations hereunder or under any document or agreement contemplated hereby, or (ii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or, create any rights of termination, cancellation or acceleration with respect to any of the obligations undertaken by the Shareholders hereunder.

          8. CONSENTS. No consent, approval or other authorization of any governmental authority or under any contract or other agreement or commitment to which the Shareholders are parties or by which its or their respective assets are bound is required as a result of or in connection with the execution or delivery of this Agreement which the failure to obtain would materially adversely affect the performance by the Shareholders of their obligations hereunder or under any agreement or document contemplated hereby.

          9. COMPLIANCE WITH LAWS. The Shareholders are and have been in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees with respect to the WRI Stock except where the failure to so comply would not materially adversely affect the performance by the Shareholders or U.S. Tire of their obligations hereunder or under any agreement or document contemplated hereby.

          10. OWNERSHIP. Each Shareholder owns beneficially and of record the shares of WRI Stock set forth opposite such Shareholder's name on ANNEX I and the promissory note from WRI in the original principal amount set forth opposite such Shareholder's name on ANNEX II, such shares of the WRI Stock owned by the Shareholder are owned free and clear of all Liens other than standard state and federal securities laws private offering restrictions.

          11. NO OTHER REPRESENTATIONS. Except to the extent set forth in this Agreement or expressly incorporated herein, no Shareholder has made any representation or warranty whatsoever and hereby disclaims all liability or responsibility for any other representation or warranty made, communicated or furnished (orally or in writing) to the other party or its representatives (including without limitation, any opinion, information, projection or advice as may have been or may be provided to WRI or any of its affiliates by any partner, director, officer, employee, agent, consultant or representative of any Shareholder).

     III.      REPRESENTATIONS OF WRI AND U.S. TIRE ENTITIES

     A. WRI represents and warrants that all of the following representations and warranties in this Section are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing.

          1. DUE ORGANIZATION. Each of WRI, New U.S. Tire, Tirus and Recycling, L.P. is duly organized, validly existing and in good standing under the laws of the State in which each is organized, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on its business, operations, affairs, properties, assets or condition (financial or otherwise).

          2. WRI DELIVERED STOCK. The WRI Delivered Stock shall constitute 100% of the valid and legally issued shares of New U.S. Tire and membership interests of Tirus and Recycling Partners, L.P. owned by WRI as of the Closing Date, fully paid and nonassessable, and shall be conveyed free and clear of all Liens created by WRI or by any of the U.S. Tire Entities. Upon delivery of the shares of the WRI Delivered Stock to the Shareholders at the Closing, the Shareholders shall have good and marketable title to such shares.

               (a) WRI received the WRI Delivered Stock in connection with the 1996 Reorganization from certain of the Shareholders and their affiliates, and there have been no subsequent issuances by U.S. Tire of any shares of its capital stock or by Tirus of any membership interests. Since the 1996 Reorganization, there have not been issued any conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the U.S. Tire or Tirus to issue any shares of capital stock or other securities or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof.

               (b) WRI (i) owns of record and has good and marketable title to all of the issued and outstanding shares of the WRI Delivered Stock, free and clear of any and all claims, Liens, or encumbrances and (ii) has the right to vote the WRI

Delivered Stock on any matters as to which any shares of U.S. Tire common stock or any Tirus membership interests or Tire Recycling, L.P. partnership interests are entitled to be voted under the laws of the state of incorporation of such companies and such companies' charter documents, free of any right of any other person.

          3. PERMITS AND INTANGIBLES. The representations and warranties in this Section 3 are limited to the extent that any Shareholder has actual or constructive knowledge that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. Since the 1996 Reorganization, U.S. Tire and Tirus have not cancelled, terminated or otherwise failed to renew any license, franchise, permit and other governmental authorization, including any permit, title (including motor vehicle titles and current registrations), fuel permit, license, franchise, certificate, trademarks trade name, patent, patent application and copyright owned or held by company as of the closing date of the 1996 Reorganization, the absence of any of which would have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of such companies (the "Material Permits"). WRI has not received notice that any governmental authority intends to cancel, terminate or not renew any such

Material Permit. Since the 1996 Reorganization, U.S. Tire has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in such Material Permits and is not in violation of any of the foregoing except where such noncompliance or violation would not have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of the company.

          4. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement, the Tire Lending Note and any other agreements annexed hereto to which WRI is a party and the performance of the transactions contemplated herein or therein have been duly and validly authorized by the Boards of Directors, and this Agreement, the Tire Lending Note, and such other agreements have each been duly and validly authorized by all necessary corporate action, duly executed and delivered and are the legal, valid and binding obligations of each of such entities to the extent that it is a party thereto, enforceable against such party thereto in accordance with their respective terms subject to the Equitable Exceptions.

          5.   NO CONFLICTS. The representations and warranties in this
Section 5 are limited to the extent that any Shareholder has actual or constructive knowledge which has not been disclosed to a member of the WRI Board, other than a Shareholder, that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by WRI, New U.S. Tire, Tirus and Recycling, L.P. and the consummation of the transactions contemplated hereby will not (i) violate any provision of any of the entities' organizational documents, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which such entities or its or their respective properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or, create any rights of termination, cancellation or acceleration in any person with respect to any contract or any material license, franchise or permit of WRI, New U.S. Tire, Tirus and Recycling, L.P. or any other agreement, contract, indenture, mortgage or instrument to which WRI, New U.S. Tire, Tirus and Recycling, L.P. is a party or by which any of its properties or assets is bound, the result of which would materially adversely affect the WRI's ability to perform its obligations hereunder or under any document or agreement contemplated hereby.

          6. EXPENSES. WRI will pay its expenses incurred in connection with this Agreement.

          7. CONSIDERATION. To the best of the knowledge of WRI's Board of Directors, the fair market value of the U.S. Tire stock, Tirus membership interests and other consideration given by WRI, will be approximately equal to the fair market value of consideration received by it hereunder.

          8. CONSENTS. The representations and warranties in this Section 8 are limited to the extent that any Shareholder has actual or constructive knowledge which has not been disclosed to a member of the WRI Board, other than a Shareholder, than (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. No consent, approval, authorization or order of any court, Agency or any other person is required in order to permit WRI to consummate the transactions contemplated by this Agreement the absence of which would have a materially adverse effect on WRI's ability to perform its obligations hereunder.

          9.   TAX MATTERS. The representations and warranties in this
Section 9 are limited to the extent that any Shareholder has actual or constructive knowledge which has not been disclosed to a member of the WRI Board, other than a Shareholder, that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading.

               (a) Since the 1996 Reorganization and except for the 1997 and 1998 tax years, U.S. Tire and Tirus have filed all income tax returns required to be filed by U.S. Tire or Tirus and all returns of other Taxes (as defined below) required to be filed and has paid or provided for all Taxes shown to be due on such returns. Since the 1996 Reorganization (i) no action or proceeding for the assessment or collection of any Taxes is pending against U.S. Tire or Tirus; (ii) no deficiency, assessment or other formal claim for any Taxes has been asserted or made against U.S. Tire of Tirus that has not been fully paid or finally settled; and (iii) no issue has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes. No Federal, state or foreign income tax returns of U.S. Tire or Tirus have been examined since the 1996 Reorganization, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes assessed during any such period. No state Taxes will be assessed on or after the Closing Date against either Tirus or U.S. Tire for any tax period beginning after the 1996 Reorganization and ending on or prior to the Closing Date, other than for 1997 and 1998, payment for which tax liabilities have been provided for by the parties hereto in the manner set forth in the Working Capital Note. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto. With respect to the 1997 North Carolina income tax return for 1997, WRI agrees to cause its accountants to prepare the return and to furnish the completed return to Purchaser for filing within 60 days after closing.

               (b) Neither U.S. Tire nor Tirus is a party to any Tax allocation or sharing agreement.

               (c) To the best knowledge of WRI, none of the assets of U.S. Tire or Tirus constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. To the best knowledge of WRI, none of the U.S. Tire Entities are a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

               (d) At the Closing Date, neither U.S. Tire nor Tirus will have outstanding any warrants, options, convertible securities, or any other type of right granted, issued or otherwise created after the 1996 Reorganization pursuant to which any person could acquire stock in U.S. Tire or a membership interest in Tirus that, if exercised or converted, would affect the Shareholders' acquisition or retention of ownership of more than eighty percent (80%) of the total combined voting power of all classes of the WRI Delivered Stock and more than eighty percent (80%) of the total number of shares of each non-voting class of the WRI Delivered Stock.

               (e) Neither U.S. Tire, Tirus nor WRI is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

               (f) The fair market value of the assets of U.S. Tire exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

               (g) Neither WRI, U.S. Tire nor Tirus is under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

               (h) Neither U.S. Tire, Recycling Partners, L.P. nor Tirus has any liability for Taxes for any entity or individual other than U.S. Tire or Tirus (i) as a transferee or successor, (ii) by contract or (iii) otherwise.

          10. CONTRACTS. The representations and warranties in this Section 10 are limited to the extent that any Shareholder has actual or constructive knowledge which has not disclosed to a member of the WRI Board, other than a Shareholder, that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. U.S. Tire and Tirus are not in default in any material respect under any contract, lease, arrangement and commitment (whether written or oral) to which either U.S. Tire and Tirus is a party or by which its assets or business are bound and the breach of which would have a materially adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of either company.

          11. LITIGATION AND RELATED MATTERS. The representations and warranties in this Section 11 are limited to the extent that any Shareholder has actual or constructive knowledge which has not been disclosed to a member of the WRI Board, other than a Shareholder, that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. Except for the Lovelace Action, there are no actions, suits, proceedings or grievances pending against U.S. Tire and Tirus or, to the best knowledge of WRI, threatened against either company, in each event arising after the 1996 Reorganization, the business or any property or rights of either company, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"), that could have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of

U.S. Tire or Tirus or affects or would, if adversely determined, affect the right or ability of either company to carry on its business substantially as now conducted. Neither U.S. Tire nor Tirus is subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to either company's business, operations or assets or its employees, nor in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees.

          12. COMPLIANCE WITH LAWS. The representations and warranties in this Section 12 are limited to the extent that any Shareholder has actual or constructive knowledge which has not been disclosed to a member of the WRI Board, other that a Shareholder, than (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. Since the 1996 Reorganization, U.S. Tire and Tirus are and have been in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of either company.

          13.  INSURANCE.  Since the 1996 Reorganization, U.S.

Tire has maintained the policies and contracts for fire, casualty, liability and other forms of insurance in existence on the closing date of the 1996 Reorganization or has renewed or replaced such policies and contracts with policies and contracts with substantially similar coverage, deductibles and limits of insurance. All such policies are in full force and effect and shall remain in full force and effect until the Closing Date and are adequate for the business engaged in by the U.S. Tire. U.S. Tire has not received any notice of cancellation or non-renewal or of significant premium increases with respect to any existing policy. All premiums due prior to the date of this Agreement and the Closing Date for periods prior to the date of this Agreement and the Closing Date with respect to such policies have been timely paid.

          14. GOOD STANDING CERTIFICATES. On or before the Closing Date, WRI, New U.S. Tire, Tirus and Recycling, L.P. each shall have delivered to the Purchaser a certificate, dated as of a recent date prior to the Closing Date, demonstrating that each of WRI, New U.S. Tire and Tirus is in good standing and authorized to do business in the state of incorporation of such entity.

          15. CAPITALIZATION. As of the date hereof, the authorized capital stock of the New U.S. Tire consists of (i) 10,000 shares of common stock, of which 1,000 shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.

          16. SOLVENCY. At the present time, WRI reasonably believes it has the financial ability to meet all of the financial obligations imposed upon WRI under this Agreement. WRI is solvent, able to meet its financial obligations and its assets exceed its liabilities.

          17. TITLE. The representations and warranties in this Section 17 are limited to the extent that any Shareholder has actual or constructive knowledge which has not been disclosed to a member of the WRI Board, other than a Shareholder, that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. To the best of WRI's knowledge, since the 1996 Reorganization, no lien, encumbrance, covenant, condition or restriction has been created and touches and concerns the North Carolina landfill realty currently operated by WRI which materially interferes with or materially impairs its current operation.

          18. NO OTHER REPRESENTATIONS. Except to the extent set forth in this Agreement or expressly incorporated herein, WRI, New U.S. Tire, Tirus and Recycling, L.P. have made no representation or warranty whatsoever to the Shareholders or the other parties hereto and hereby disclaim all liability or responsibility for any other representation or warranty made, communicated or furnished (orally or in writing) to the Shareholders and any other parties hereto or their representatives (including without limitation, any opinion, information, projection or advice as may have been or may be provided to the Shareholders and the other parties hereto or any of their affiliates by any director, officer, employee, agent, consultant or representative of WRI, New U.S. Tire, Tirus and Recycling, L.P.), including, without limitation, in connection with the 1996 Reorganization and all agreements, documents and instruments executed in connection therewith.

IV.  CONDITIONS PRECEDENT

     A.   CONDITIONS PRECEDENT TO OBLIGATIONS OF WRI

     The obligations of the parties hereto with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

          1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Shareholders contained in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties had been made as of that time; and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Shareholders on or before the Closing Date shall have been duly complied with and performed.

          2. SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to WRI and its counsel.

          3. OPTION AGREEMENT. The Shareholders shall have executed and delivered to WRI the Option Agreement.

          4. DELIVERY OF WRI STOCK. The Purchasers shall have delivered 500,000 shares of WRI Stock to WRI.

          5. DELIVERY OF ESCROWED WRI STOCK. The Escrow Agent shall have delivered all WRI Stock held in escrow pursuant to the Escrow Agreement.

          6. DELIVERY OF WORKING CAPITAL NOTE. Purchaser shall have delivered the Working Capital Note, executed by Purchaser, and by New U.S. Tire and Recycling Partners, L.P. as co-makers.

          7. EXECUTION OF ASSIGNMENT AND ASSUMPTION. The Purchaser shall have executed the Assignment and Assumption Agreement (Exhibit D) and Purchaser shall have delivered Shareholder's releases.

          8. NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred that would materially adversely affect the performance by the Shareholders, New U.S. Tire, or Recycling, L.P. of their obligations hereunder or under the Working Capital Note.

          9. NO LITIGATION. No action or proceeding before a court or any other Agency shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no Agency shall have taken any other action or made any request of WRI as a result of which WRI reasonably deems it inadvisable to proceed with the transactions hereunder.

     B.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

          1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of WRI contained in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties had been made as of that time; and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by WRI on or before the Closing Date shall have been duly complied with and performed.

          2. SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the Shareholders and their counsel.

          3. DELIVERY OF WRI DELIVERED STOCK. WRI shall have delivered the WRI Delivered Stock to the Purchaser.

          4. DELIVERY OF TIRE LENDING NOTE. WRI shall have delivered the Tire Lending Note to Tire Lending Associates.

          5. NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred that would materially adversely affect the performance by WRI of its obligations hereunder or under the Tire Lending Note.

          6. NO LITIGATION. No action or proceeding before a court or any other Agency shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no Agency shall have taken any other action or made any request of the Shareholders as a result of which the Shareholders reasonably deems it inadvisable to proceed with the transactions hereunder.

          7. EXECUTION OF ASSIGNMENT AND ASSUMPTION. WRI shall have executed the Assignment and Assumption Agreement.

     V.   SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

     A. COVENANTS AND AGREEMENTS. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

     B. REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the Closing and shall continue in full force and effect thereafter following the Closing.

VI.  SECURITIES ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS

     The new U.S. Tire Stock, the membership interests in Tirus acquired by Purchaser and the WRI Stock acquired or the subject of the Option pursuant to this Agreement are being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. None of the stock or membership interests are not presently registered under the 1933 Act, and the stock may not be sold without registration unless an exemption from the applicable registration requirements under the 1933 Act and state securities laws is available.

VII. MUTUAL RELEASES

     A. WRI RELEASE. On the Closing Date, WRI will deliver releases running in favor of Andrew Bodner, David Greenstein, Jay Anderson, Marty Bernstein, New U. S. Tire, Tirus, Recycling, L.P. and their present and former officers, directors, shareholders, employees, agents, attorneys and insurers.

     B. SHAREHOLDER AND U.S. TIRE ENTITIES RELEASE. On the Closing Date Purchaser will deliver releases from the Shareholders, New U. S. Tire, Tirus, and Recycling, L.P., each on its own behalf and in any representative capacity of any other party releasing WRI and its present and former officers, directors, shareholders, employees, agents, attorneys, insurers.

     C. NO RELEASE FROM OBLIGATIONS. Notwithstanding the foregoing Paragraphs A and B, nothing herein shall release the parties from their obligations under this Agreement, that certain side letter (the "Side Letter") dated as of the date hereof among WRI, Purchaser and the U.S. Tire Entities or that certain restrictive covenants agreement (the "Restrictive Covenants") dated as of the date hereof among WRI, David Greenstein and the Purchaser.

          D.   NO RELEASE FOR FRAUD.  Notwithstanding the foregoing

Paragraphs A, B and C, nothing herein shall release any party from fraudulent or willful, knowing and intentional misconduct that materially adversely affects the any other party to this Agreement.

VIII.     GENERAL

     A. COOPERATION. The parties hereto shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement, including, but not limited to, documents of title and financing statements. WRI will cooperate and use its reasonable efforts to have the present officers, directors and employees thereof cooperate with the Shareholders and New U.S. Tire on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to the U.S. Tire Entities for all periods prior to the Closing Date.

     B. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of WRI, New U.S. Tire, Tirus and Recycling, L.P. and the heirs and legal representatives of the Shareholders.

     C.   ENTIRE AGREEMENT.  This Agreement (including the

Schedules, Exhibits and Annexes attached hereto and the agreements and the documents delivered pursuant hereto) constitute the entire agreement and understanding among parties hereto, and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and this Agreement and the Annexes hereto may be modified or amended only by a written instrument executed by the parties.

     D. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     E. EXPENSES. Whether or not the transactions herein contemplated shall be consummated, (i) WRI will pay the fees, expenses and disbursements of WRI and its respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by WRI under this Agreement and (ii) the Purchaser will pay from personal funds the fees, expenses and disbursements its agents, representatives, accountants, business advisors or counsel incurred in connection with the subject matter of this Agreement, together with all post closing costs of New U.S.

Tire, Tirus and Recycling, L.P. after the Closing Date.

     F. NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, or (c) telecopying the same with electronic confirmation of receipt.

     a.   If to WRI, addressed to them at:

          Waste Recovery, Inc.
          309 South Pearl Expressway
          Dallas, Texas 75201
          Telecopy No.: (214) 745-8945
          Attn:     Mr. Thomas L. Earnshaw

     with copies to:

          Locke Purnell Rain Harrell
          2200 Ross Avenue, Suite 2200
          Dallas, Texas 75201
          Telecopy No.: (214) 740-8800
          Attn:     Kent Jamison, Esq.
               Dean Ferguson, Esq.

          If to Purchaser, Concord Recycling, LLC
          6322 Poplar Tent Road
          Concord, North Carolina  28027

          with copies to:

          Mandel & Mandel
          12 West 37th Street
          New York, New York  10018
          Telecopy No.:  (212) 594-5236
          Attn:     Frederick Mandel, Esq.

     G. GOVERNING LAW. This Agreement shall be construed, enforced and governed by the internal laws of the State of New York (without regard to its choice of law principles).

     H. USE OF CERTAIN TERMS. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

     I. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all of the parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     J. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     K. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     L. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     M. CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

IX.  REPRESENTATIONS OF PURCHASER

     A. Purchaser represents and warrants that all of the following representations and warranties in this Section are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing.

          1. DUE ORGANIZATION. Concord Recycling, LLC, is duly organized, validly existing and in good standing under the laws of the State Delaware, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on its business, operations, affairs, properties, assets or condition (financial or otherwise).

          2. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement and any other agreements annexed hereto to which Purchaser is a party and the performance of the transactions contemplated herein or therein have been duly and validly authorized by the Board of Managers of Purchaser, duly executed and delivered and are the legal, valid and binding obligations of Purchaser to the extent that it is a party thereto, enforceable against Purchaser in accordance with their respective terms.

          3. NO OTHER REPRESENTATIONS. Except to the extent set forth in this Agreement or expressly incorporated herein, Purchaser has made no representation or warranty whatsoever to the other parties hereto and hereby disclaim all liability or responsibility for any other representation or warranty made, communicated or furnished (orally or in writing) to any other parties hereto or their representatives (including without limitation, any opinion, information, projection or advice as may have been or may be provided to the Shareholders and the other parties hereto or any of their affiliates by any director, officer, employee, agent, consultant or representative of Purchaser.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    WASTE RECOVERY, INC.

                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                                    NEW U.S. TIRE RECYCLING CORP.

                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                                    U.S. TIRE RECYCLING PARTNERS, L.P.


                                      By: U.S. TIRE RECYCLING CORP.,by
                                          its general partner

                                         By:
                                            --------------------------
                                         Name:
                                         Title:

                                    TIRUS ASSOCIATES, L.L.C., a New York
                                    limited liability company

                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                                    CONCORD RECYCLING, L.L.C., a Delaware
                                    limited liability company


                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                              PURCHASE AGREEMENT
                        LIST OF EXHIBITS & ATTACHMENTS

EXHIBITS
EXHIBIT     DESCRIPTION                                 SECTION       PAGE
   #                                                    #  REF        # REF
--------    -----------                                 -------       -----
A.          Form of Authorization to Escrow Agent       C.3.          4

B.          Form of Option Agreement                    C.5.          4

C.          Form of the Working Capital Note            C.10.         5

D.          Form of Assignment and Assumption
            Agreement                                   IV.A.7.       20






ADDITIONAL AND ANNEXED DOCUMENTS TO BE DELIVERED PURSUANT TO THIS AGREEMENT

            Form of Tire Lending Note ($600,000)        C.5           4

            Form of Deed of Trust

            Representations, Warranties and Releases
             of Shareholders                            C.11          6

            Form of WRI Releases                        VII.A.        23

            Form of U.S. Tire Entities release          VII.B.        23

            Form of Letter Agreement

            Side Letter

            Restrictive Covenants

            Greenstein Resignation Letter

                                October 13, 1998


U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, Texas, 75201
Attention:  Mr. Bill Barber

     Re: Escrow Agreement (the "Agreement") dated as of November 1996, by and among Waste Recovery, Inc., New U.S. Tire Recycling Corp., Andrew Bodner, David Greenstein, Louis Fell, Martin Bernstein, Jeffrey Fell, Jay Anderson, Ross Patten, Alfred Tyler II, Sheri Gersten, Michelle Goldstein, Cary Caster, Roger Miller, John Drury, Don Sanders, Environmental Venture Fund, L.P. and Argentum Capital, L.P.

Dear Mr. Barber:
In connection with the above referenced Agreement, the undersigned, being all the parties to said Agreement, hereby direct and instruct you, as Agent, to deliver all of the Escrowed Shares (as defined in the Agreement) set forth on
Schedule I to such Agreement and currently held by you to Waste Recovery, Inc. at the [address set forth in Section 10 of the Agreement]. Upon delivery of such Escrowed Shares, the Agreement shall be terminated and shall have no further force and effect.


                                   WASTE RECOVERY, INC.

                                   By:
                                      --------------------------------
                                        Name:
                                        Title:

                                   NEW U.S. TIRE RECYCLING CORP.

                                   By:
                                      --------------------------------
                                        Name:
                                        Title:

                                   THE SHAREHOLDERS:


                                   -----------------------------------
                                   Andrew Bodner


                                   -----------------------------------
                                   David Greenstein

                                   -----------------------------------
                                   Louis Fell


                                   -----------------------------------
                                   Martin Bernstein


                                   -----------------------------------
                                   Jeffrey Fell


                                   -----------------------------------
                                   Jay Anderson


                                   -----------------------------------
                                   Ross Patten


                                   -----------------------------------
                                   Alfred Tyler II


                                   -----------------------------------
                                   Sheri Gersten


                                   -----------------------------------
                                   Michelle Goldstein


                                   -----------------------------------
                                   Cary Caster

                                   -----------------------------------
                                   John Drury


                                   -----------------------------------
                                   Don Sanders


                                   ENVIRONMENTAL VENTURE FUND, L.P.

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   ARGENTUM CAPITAL, L.P.

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


AGREED AND ACKNOWLEDGED

U.S. TRUST COMPANY OF TEXAS, N.A.

By:
   --------------------------------
   Name:
   Title:

                               OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") is made and entered into this 13th day of October, 1998, by and among WASTE RECOVERY, INC., a Texas corporation ("WRI"), the shareholders listed on ANNEX I hereto (each a "Shareholder" and collectively the "Shareholders") and Jay Anderson, in his capacity as "Representative" under the Release Agreement, as defined below.

     WHEREAS, WRI and the Shareholders have entered into that certain Release Agreement dated October 13, 1998 (the "Release Agreement").

     WHEREAS, WRI and the Shareholders have executed the Release Agreement and are obligated to perform the transactions required thereby.

     WHEREAS, this Agreement is a condition to the closing of the Release Agreement.

     WHEREAS, Jay Anderson is the Representative, as such term is defined in the Release Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. GRANT OF OPTION. The Shareholders hereby grant to WRI, or its successors or assigns, the right and option to purchase any or all of the shares of Common Stock owned by each Shareholder (the "Option") at any time
and from time to time on or before June 30, 2000.   Each Shareholder hereby
individually grants to WRI the right and option to purchase the number of shares of Common Stock set forth opposite its name on Annex I hereto.

     Section 2. OPTION PERIOD. The "Option Period" shall commence on the Closing Date, as defined in the Release Agreement, and end on June 30, 2000. In the event WRI does not elect to purchase any such shares of Common Stock during the Option Period, the Shareholder, its successors and assigns may retain or otherwise sell or transfer all shares of Common Stock.

     Section 3. PURCHASE PRICE. The Purchase Price for each share of Common Stock purchased hereunder shall be $1.00. WRI may exercise the Option under this Agreement by delivering to the Representative a notice of exercise in form and substance reasonably satisfactory to the Representative, and a check in the amount of the appropriate purchase price, at any time and from time to time during the Option Period. Upon receipt of the notice of exercise and WRI's check in the proper amount, the Representative shall tender to WRI certificates representing the appropriate number of shares of Common Stock purchased.

     Section 4. CLOSING. The closing, if any, of any purchase of shares of Common Stock pursuant to this Agreement shall take place at the principal office of WRI or at such other place as the parties may agree.

     Section 5. GOOD TITLE. Each Shareholder represents and warrants that the Shares are, and throughout the term of this Option shall be, free and clear of all liens, security interests and encumbrances of any kind whatsoever.

     Section 6. DELIVERY OF STOCK. To secure its obligations under this Agreement, each Shareholder will deliver stock certificates representing all the Common Stock owned by such Shareholder subject to this agreement to the Representative to be held by it pursuant to the terms of the provisions set forth in the Release Agreement.

     Section 7. TERMINATION. This Agreement shall terminate at 5:00 PM New York City time on June 30, 2000.

     Section 8. ASSIGNMENT. This Agreement may not be assigned by either party in whole or in part without the prior written consent of the either WRI or the Representative which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of all of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

     Section 9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              WASTE RECOVERY, INC., A TEXAS CORPORATION



                              ------------------------------------------------
                              David Greenstein, President



                              REPRESENTATIVE



                              By:
                                 ---------------------------------------------
                                 Jay Anderson


                              THE SHAREHOLDERS:



                              ------------------------------------------------
                              David Greenstein

                              Argentum Capital Partners, L.P.


                              By:
                                 ---------------------------------------------
                                 Name:
                                 Title:


                              ------------------------------------------------
                              Louis Feil


                              ------------------------------------------------
                              Martin Bernstein


                              ------------------------------------------------
                              Jeffrey Feil

                              ------------------------------------------------
                              Jay Anderson


                              ------------------------------------------------
                              Ross Patten


                              ------------------------------------------------
                              Alfred Tyler II


                              ------------------------------------------------
                              Sheri Gersten


                              ------------------------------------------------
                              Michelle Goldstein


                              ------------------------------------------------
                              Cary Caster


                              ------------------------------------------------
                              Roger Miller


                              ------------------------------------------------
                              John Drury


                              ------------------------------------------------
                              Don Sanders

                                   ANNEX I

                               TO THAT CERTAIN
                               OPTION AGREEMENT
                         DATED AS OF OCTOBER 9, 1996
                                 BY AND AMONG
                             WASTE RECOVERY, INC.
                                     AND
                        THE SHAREHOLDERS NAMED THEREIN

                                                Number of WRI Shares
                                                 subject to Option
             Name and Address                        Agreement
             ----------------                        ---------
             David Greenstein                         206,520
             444 East 82nd Street
             Apartment 25A
             New York, NY  10028

             Argentum Capital Partners, L.P.           40,020
             405 Lexington Ave. 54th Floor
             New York, NY  10174

             Louis Feil                                36,653
             c/o Feil Organization
             370 Seventh Avenue
             New York, N.Y. 10001

             Martin Bernstein                          36,653
             c/o Feil Organization
             370 Seventh Avenue
             New York, N.Y. 10001

             Jeffrey Feil                              36,653
             c/o Fell Organization
             370 Seventh Avenue
             New York, N.Y. 10001


             Jay Anderson                              10,101
             c/o Feil Organization
             370 Seventh Avenue
             New York, N.Y. 10001

                                               Number of WRI
                                               Shares subject to
             Name and Address                  Option Agreement
             ----------------                  ----------------
             Ross Patten                               26,680
             P.O. Box 303
             New Castle, NH 03854

             Alfred Tyler II                           26,680
             c/o Weston Investments Inc.
             839 Elkridge Landing Rd. #105
             Linthicum, MD 21090

             Sheri Gersten                             6,670
             PO Drawer 370308
             Miami, FL 33137

             Michelle Goldstein
             PO Drawer 370308                          6,670
             Miami, FL 33137

             Cary Caster                               6,670
             PO Drawer 370308
             Miami, FL 33137

             Roger Miller                              6,670
             PO Drawer 370308
             Miami, FL 33137

             John Drury                                26,680
             c/o USA Waste
             2777 Allen Parkway
             Suite 700
             Houston, TX 77019

             Don Sanders                               26,680
             Sanders Morris Mundy
             3100 Texas Commerce Tower
             Houston, TX 77002

             TOTAL:                                   500,000

                                PROMISSORY NOTE


Principal as determined hereunder                              October 13, 1998

     FOR VALUE RECEIVED, in connection with that certain Asset Purchase Agreement dated October ___, 1998 by and between WASTE RECOVERY, INC., a Texas corporation ("Payee"), NEW U.S. TIRE RECYCLING CORP., a Texas corporation, U.S. TIRE RECYCLING PARTNERS, L.P., a Delaware limited partnership, TIRUS ASSOCIATES, L.L.C., a New York limited liability company, and CONCORD RECYCLING, L.L.P. (the "Agreement"), the undersigned ("Maker"), hereby promises to pay to the order of Payee, at Payee's address set forth in
Section 6 below or such other place as Payee or any other holder of this Promissory Note may from time to time designate as provided in Section 6 below, in installments without interest as herein provided and in lawful money of the United States of America, an aggregate principal amount to be determined pursuant to Section 1 of this Note.

     1.   PAYMENTS.
          a. On the 15th day of each month beginning on November 15, 1998 and ending on April 15, 1999, for a total of six (6) payments, Maker shall pay to Payee the Pro Forma Working Capital Amount (as calculated pursuant to Schedule I attached hereto).

          b. On the 15th day of each month beginning on May 15, 1999 and ending on July 15, 1999, for a total of three (3) payments, Maker shall pay to Payee the Final Working Capital Amount (as calculated pursuant to Schedule I attached hereto).

          c. On January 15, 2000, Maker shall pay to Payee a final installment in an amount equal to all accounts receivable existing on the Closing Date which have been collected by Maker (or any successor, assign, agent or representative) or which have otherwise been conveyed for consideration on or before December 31, 1999 (the "Final Installment") and not paid pursuant to the Pro Forma Working Capital Amount or the Final Working Capital Amount. The Pro Forma Working Capital Amount, the Adjusted Working Capital Amount and the Final Installment, are collectively referred to herein as the "Principal Payments" and each a "Principal Payment".

     2. PREPAYMENT. Maker shall have the right and privilege to prepay this Promissory Note in whole or in part at any time and from time to time without premium and without notice to the holder hereof prior to the making of a prepayment.

     3.   EVENTS OF DEFAULT; REMEDIES.

          (a) At the option of the holder of this Promissory Note, the entire unpaid balance of this Promissory Note shall become due and payable upon written notice to Maker if there occurs any of the following events (each an "Event of Default"):

               (i) The failure of Maker to pay the Principal Payment by the date that the same becomes due and after the expiration of five (5) business days following Maker's receipt of written notice from the holder hereof that any such installment has not been received by the holder by such date; or

               (ii) Maker shall voluntarily commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its debts under any bankruptcy or insolvency law, or seeking the appointment of a receiver, trustee or custodian for him or for all of its property; or

               (iii) Any case, proceeding or other action shall be commenced against Maker under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all of its property, and such case, proceeding or other action remains undismissed for a period of sixty (60) days after commencement thereof.

          (b) Upon the occurrence of an Event of Default hereunder, the holder of this Promissory Note may declare the entire unpaid balance to be immediately due and payable upon written notice to Maker, and may, at its option, exercise any other right existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     4. ATTORNEYS' FEES. If this Promissory Note is not paid pursuant to its terms and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then any holder hereof shall be entitled to attorneys' fees for collection.

     5. GOVERNING LAW AND VENUE. THIS PROMISSORY NOTE IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. THIS PROMISSORY NOTE SHALL BE CONSTRUED AS TO BOTH VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     6. NOTICES. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally,
(ii) sent by telecopy, (iii) delivered by reputable overnight delivery service, or (iv) sent by registered or certified mail, first class postage prepaid, as follows:

          If to Maker, to:

                         Concord Recycling L.L.C.
                         515 Poplar Tent Road
                         Concord, N.C.  28027
                         Attention: David Greenstein
                         Telecopy No. (704) 784-4716



                    With copies to:

                         Mandel & Mandel, LLC
                         12 W. 37th St.
                         New York, NY 10018
                         Telecopy No.:  (212) 594-5236
                         Attn:     Fredrick H. Mendel, Esq.



          If to Payee, to:

                         Waste Recovery, Inc.
                         309 South Pearl Expressway
                         Dallas, Texas 75201
                         Telecopy No.: (214) 745-8945
                         Attn:     Mr. Thomas L. Earnshaw

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally or by overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice that is sent by telecopy in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon the transmission of such telecopy with a confirmation of receipt. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to whom it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Notice shall be effective when received or deemed received, whichever is appropriate, by the parties in accordance with this
Section 6.

     7. CALCULATION OF PRINCIPAL PAYMENTS. On October 31, 1998 and on May 10, 1999 Maker shall deliver to Payee copies of Maker's applicable financial statements, balance sheets and other documents as of October 13, 1998 and April 30, 1999, respectively, used in the calculation of such Principal Payment. The parties shall cooperate in good faith in the calculation of the Principal Payments. At the request of Payee and for a reasonable time after the maturity of this Note, Maker shall provide to Payee copies of all additional materials and other underlying data and documentation used in the calculation of the Principal Payments including, but not limited to, the applicable books and records of the Maker for its review and comment.

     8. ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Payee hereunder shall (unless otherwise disclosed to the Payee in writing at the time of delivery thereof in the manner described below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements prepared by Payee (which shall mean the financial statements as of August 31, 1998 attached hereto)(hereafter, "GAAP"). All calculations made for the purposes of determining Principal Payments hereunder shall be made by application of GAAP. Maker shall deliver to Payee at the same time as its delivery of any financial statements hereunder (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statements and GAAP and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

     9. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Note shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association then in effect. Such arbitration, if requested by Payee, shall take place in North Carolina, and if requested by Maker, shall take place in Dallas, Texas. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order refunds, additional payments, reimbursement of costs, including those incurred to review records or otherwise audit the calculations of Principal Payments hereunder, and interest thereon in the event the arbitrators determine that any calculation of Principal Payments was made without good faith, or that either party has otherwise materially breached this Note. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The filing fee for any arbitration proceeding shall be borne equally by both parties.

     IN WITNESS WHEREOF, the undersigned have executed this Promissory Note as of the day and year first above written.

                                   MAKER

                                   CONCORD RECYCLING, L.L.C., a Delaware limited liability company

                                   --------------------------------------------
                                   By:  David Greenstein
                                   Title:  Manager

                                   CO-MAKERS

                                   NEW U.S. TIRE RECYCLING CORP., a Texas
                                   corporation


                                   --------------------------------------------
                                   By:
                                   Name:



                                   U.S. TIRE RECYCLING PARTNERS, L.P., a
                                   Delaware limited partnership


                                   --------------------------------------------
                                   By:
                                   Name:

                                  SCHEDULE I

     All accounting terms used herein shall be interpreted (unless otherwise disclosed to Payee in writing in the manner described in the Promissory Note) in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with those used in the preparation of the latest financial statements prepared by Payee (which shall mean the financial statements as of August 31, 1998 attached hereto). All calculations made hereunder shall be made in accordance with GAAP applied on a basis consistent with those used in the preparation of the August 31, 1998 financial statements.

PRO FORMA WORKING CAPITAL AMOUNT:

The Pro Forma Working Capital Amount shall be calculated as follows:

     "PRO FORMA WORKING CAPITAL" means:
               Current Assets less current liabilities (as shown on the balance sheet of U.S. Tire Recycling L.P. dated August 31, 1998 as attached hereto as Exhibit A) as adjusted by normal business activity prior to and including October 13, 1998 in connection with the North Carolina facility consistent with past business practices as determined in accordance with GAAP, as reflected in the October 13, 1998 financial statements referred to on Paragraph 7, subject to the following specific adjustments:

          1.   add "inventory valuation" as of the Closing Date ($10,000); and
          2.   deduct accrued bonuses ($22,500);
          3.   deduct "current installments of long-term debt";
          4.   eliminate all intercompany payables;
          5.   deduct purchase price of the Philadelphia shredder ($63,137.99);
          6.   deduct debt on Illinois vehicle  VIN# IGCEC14W2V2182093
               ($10,136.27);
          7. deduct estimated 1997 North Carolina state income taxes in the amount of $75,000 ("1997 Estimated Tax");
          8.   deduct $250,000; and
          9.   deduct $51,500.

     "PRO FORMA WORKING CAPITAL AMOUNT" means the product of one-ninth (1/9) times Pro Forma Working Capital


FINAL WORKING CAPITAL AMOUNT:

The Final Working Capital Amount shall be calculated as follows:

     "Final Working Capital" means:
          Pro Forma Working Capital adjusted as follows:

          1. increased to the extent that the 1997 Estimated Tax EXCEEDS the actual 1997 North Carolina state income tax paid to the state of North Carolina ("1997 Tax");
          2. reduced to the extent that the 1997 Tax EXCEEDS the 1997 Estimated Tax;
          3. reduced by an amount equal to the applicable corporate state income tax rate in the state of North Carolina times the taxable income accrued through the end of business on October 12, 1998;
          4. decreased by the sum of all accounts receivables outstanding and uncollected as of October 13, 1998 that have not been collected as of April 30, 1999;
          5. deduct any medical expenses due as of October 13, 1998 which have not been paid as of April 30, 1999.

     "FINAL WORKING CAPITAL AMOUNT" means
               the product of one-third (1/3) times the difference between (A) the aggregate amount paid to Payee under this Note through and including the April 15, 1999 Principal Payment and (B) Final Working Capital.

                     ASSUMPTION AND ASSIGNMENT AGREEMENT

     This ASSUMPTION AND ASSIGNMENT AGREEMENT (the "Agreement") is made this 13th day of October, 1998, by Concord Recycling, L.L.C. ("Purchaser") from Waste Recovery, Inc. ("WRI"); and the Shareholders set forth on the signature page hereto (collectively, the "Shareholders").

                             W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase Agreement dated as of October 13th, 1998, by and between Purchaser and WRI (the "Purchase Agreement"), WRI is to convey to Purchaser and Purchaser is to accept the assets specified therein, and to assume the liability of WRI to certain Shareholders specified therein under the Convertible Subordinated Notes (as defined therein) and all related security documents (collectively, the "Assumed Liabilities") and

     WHEREAS, in executing this Agreement, the Shareholders and WRI shall consent to and authorize Purchaser to assume the Assumed Liabilities, and to discharge and release WRI from any further liability or obligation for the Assumed Liabilities;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. ASSIGNMENT AND ASSUMPTION. WRI hereby assigns and transfers, and Purchaser hereby accepts the assignment and transfer of, the Assets as set forth in the Purchase Agreement, and Purchaser hereby assumes and agrees to pay, perform and discharge in due course the Assumed Liabilities.

     2. FURTHER ASSURANCES. Purchaser, at any time and from time to time, upon the request of Seller, shall do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer the Assumed Liabilities to Purchaser.

     3. CONSENT TO ASSUMPTION. The Shareholders and WRI hereby consent to the assumption by Purchaser of the Assumed Liabilities.

     4. HEADINGS. Headings are for convenience of reference only and shall not in any manner affect the meaning or interpretation of this Assumption Agreement.

     5. PURCHASE AGREEMENT. This Agreement is entered into pursuant to the Purchase Agreement and is subject to the terms and conditions thereof. Undefined capitalized terms will have the same meaning as those terms have in the Purchase Agreement and Assignment, and acknowledge that the Assumed Liabilities shall, on and after the Closing Date, be the sole liabilities of the Purchaser, and no longer a liability of WRI.

     6. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties set forth above have caused this Assumption Agreement to be executed in its corporate name by its duly authorized officer, on the day and year first above written.


                                   CONCORD RECYCLING, L.L.C.


                                   BY:
                                      ----------------------------------------
                                   NAME:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   WASTE RECOVERY, INC.


                                   BY:
                                      ----------------------------------------
                                   NAME:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   SHAREHOLDERS:


                                   -------------------------------------------
                                   David Greenstein


                                   ARGENTUM CAPITAL PARTNERS, L.P.

                                   BY:
                                      ----------------------------------------
                                   NAME:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                   -------------------------------------------
                                   Louis Feil


                                   -------------------------------------------
                                   Martin Bernstein


                                   -------------------------------------------
                                   Jeffrey Feil


                                   -------------------------------------------
                                   Jay Anderson


                                   -------------------------------------------
                                   Ross Patten


                                   -------------------------------------------
                                   Alfred Tyler II


                                   -------------------------------------------
                                   Sheri Gersten


                                   -------------------------------------------
                                   Michelle Goldstein


                                   -------------------------------------------
                                   Cary Caster


                                   -------------------------------------------
                                   Roger Miller

                                   -------------------------------------------
                                   John Drury


                                   -------------------------------------------
                                   Don Sanders

                                   ENVIRONMENTAL VENTURE FUND L.P.


                                   BY:
                                      ----------------------------------------
                                   NAME:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                 PROMISSORY NOTE



$600,000.00                                                October       , 1998


     FOR VALUE RECEIVED, the undersigned ("Maker"), hereby promises to pay to the order of Tire Lending Associates, a New York partnership, ("Payee") at Payee's address set forth in Section 6 below or such other place as Payee or any other holder of this Promissory Note may from time to time designate as provided in Section 6 below, in installments as herein provided and in lawful money of the United States of America, the principal sum of Six Hundred Thousand and no/100 Dollars ($600,000.00), all as set forth below.

     2. PAYMENTS. The outstanding balance of this Promissory Note shall bear interest from the Closing Date at a rate equal to the Prime Rate plus 1% (the "Prime Rate" shall be equal to the then current published prime rate of Chase Bank, N.A. adjusted quarterly or, in the event Chase Bank, N.A. should cease to publish a prime rate, then by reference to a similar rate charged by a similar, national, banking institution). Interest shall be paid quarterly, beginning on January 2, 1999 (each an "Interest Payment"). Principal shall be payable in four equal installments of One Hundred and Fifty Thousand Dollars ($150,000), on 6th day (or next business day if the 6th is not a business day) of the 15th, 18th, 21st and 24th months after the execution of this Promissory Note (each a "Principal Payment").

     2. PREPAYMENT. This Promissory Note is subject to prepayment in whole or in part at any time after twelve (12) months from the date hereof at the option of the Maker by giving the holder thirty (30) days prior written notice of the Maker's intent to prepay this Promissory Note stating the date of prepayment and the amount of principal to be prepaid (the "Prepayment Notice"). Interest accrued to the prepayment date on the principal amount of this Promissory Note to be prepaid will be paid to the holder on the prepayment date.

     3.   EVENTS OF DEFAULT; REMEDIES.

          (a) At the option of the holder of this Promissory Note, the entire unpaid balance of this Promissory Note shall become due and payable upon written notice to Maker if there occurs any of the following events (each an "Event of Default"):

               (i) The failure of Maker to pay any Interest Payment or Principal Payment by the date that the same becomes due and after the expiration of five (5) business days following Maker's receipt of written notice from the holder hereof that any such installment has not been received by the holder by such date; or

               (ii) Maker shall voluntarily commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of his debts under any bankruptcy or insolvency law, or seeking the appointment of a receiver, trustee or custodian for him or for all of his property; or

               (iii) Any case, proceeding or other action shall be commenced against Maker under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all of his property, and such case, proceeding or other action remains undismissed for a period of sixty (60) days after commencement thereof.

          (b) Upon the occurrence of an Event of Default hereunder the holder of this Promissory Note may declare the entire unpaid balance to be immediately due and payable upon written notice to Maker, and may, at his option, exercise any other right existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     4. ATTORNEYS' FEES. If this Promissory Note is not paid pursuant to its terms and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then any holder hereof shall be entitled to reasonable attorneys' fees for collection.

     5. GOVERNING LAW AND VENUE. THIS PROMISSORY NOTE IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. THIS PROMISSORY NOTE SHALL BE CONSTRUED AS TO BOTH VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     6. NOTICES. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally,
(ii) sent by telecopy, (iii) delivered by reputable overnight delivery service, or (iv) sent by registered or certified mail, first class postage prepaid, as follows:

          If to Maker, to:
                         Waste Recovery, Inc.
                         309 South Pearl Expressway
                         Dallas, Texas 75201
                         Telecopy No.: (214) 745-8945
                         Attn:     Mr. Thomas L. Earnshaw

          If to Payee, to:
                         Tire Lending Associates
                         c/o The Feil Organization
                         370 Seventh Avenue
                         New York, NY 10001
                         Telecopy No.:__________________
                         Attention: Jay Anderson

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally or by overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice that is sent by telecopy in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon the transmission of such telecopy with a confirmation of receipt. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to whom it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Notice shall be effective when received or deemed received, whichever is appropriate, by the parties in accordance with this
Section 6.

     7. SECURITY. This Note is secured by that certain Deed of Trust dated contemporaneously herewith by and between the Maker and Payee as attached hereto as Exhibit A. The lien created thereby shall be subordinate to (a) a first priority deed of trust lien in a principal amount not to exceed Three Hundred Thousand Dollars ($300,000) (plus accrued interest) and (b) a second priority deed of trust lien in a principal amount not to exceed Two Hundred Thousand Dollars ($200,000) (plus accrued interest) in, to and under the property described in Exhibit A.

     IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first above written.

                                   MAKER

                                   WASTE RECOVERY, INC., a Texas corporation



                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------

                                  EXHIBIT A

                                DEED OF TRUST



Date:                                   October ___, 1998

Grantors:                               Waste Recovery, Inc.

Grantors' Mailing Address:
                                        Dallas, Texas  75226
                                        Dallas, County

Trustee:                                Dean W. Ferguson

Trustee's Mailing Address:              2200 Ross Avenue, Suite 2200
                                        Dallas, Texas  75201
                                        Dallas County

Beneficiary:                            ___________

Beneficiary's Mailing Address:





Agreement:                                   This Deed of Trust is granted
                                        to secure the payment and performance of Grantors' obligations under that certain Separation Agreement dated as of October ___, 1998, by and among WASTE RECOVERY, INC., a Texas corporation ("WRI"), NEW U.S. TIRE RECYCLING CORP., a Texas corporation ("New U.S. Tire"), U.S. TIRE RECYCLING PARTNERS, L.P., a Delaware limited partnership (the "Recycling, L.P."), TIRUS ASSOCIATES, L.L.C., a New York limited liability company ("Tirus"), the shareholders listed on ANNEX I thereto (the "Agreement").

Property (including any improvements):  That certain real property described on
                                        Exhibit "A" attached hereto and
                                        incorporated herein for all purposes.



Prior Lien(s) (including recording information):  _____

Other Exceptions to Conveyance and Warranty:      _____


     For value received and to secure the payment and performance of Grantors' obligations under the Agreement, Grantors convey the property to Trustee in trust. Grantors warrant and agree to defend the title to the property. If Grantors perform all the covenants and pay all of the obligations under the Agreement, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantors' expense.



GRANTORS' OBLIGATIONS

     Grantors agree to:

     1.   keep the property in good repair and condition;

     2.   pay all taxes and assessments on the property when due;

     3. preserve the lien's priority as it is established in this deed of trust;

     4. maintain, in a form acceptable to Beneficiary, an insurance policy that:

          a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;

          b.   contains an 80 % coinsurance clause;

          c. provides fire and extended coverage, including windstorm coverage;

          d.   protects Beneficiary with a standard mortgage clause;

          e. provides flood insurance at any time the property is in a flood hazard area; and

          f. contains such other coverage as Beneficiary may reasonably require;

     5. comply at all times with the requirements of the 80% coinsurance clause;

     6. deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration;

     7.   keep any buildings occupied as required by the insurance policy; and

     8. if this is not a first lien, pay all prior lien notes that Grantors are personally liable to pay and abide by all prior lien instruments.


BENEFICIARY'S RIGHTS

     1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.

     2. Beneficiary may apply any proceeds received under the insurance policy either to reduce the obligations under the Agreement or to repair or replace damaged or destroyed improvements covered by the policy.

     3. If Grantors fail to perform any of their obligations under the Agreement or this deed of trust, Beneficiary may perform those obligations and be reimbursed by Grantors on demand at the place where the obligations under the Agreement are payable for any sums so paid, including reasonable attorneys' fees, plus interest on those sums from the dates of payment at the maximum rate permitted by applicable law for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.

     5. If Grantors default on the Agreement or fail to perform any of their obligations under the Agreement or this deed of trust or if default occurs on a prior lien note or other instrument, and the default continues after Beneficiary gives Grantors notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Beneficiary may:

          a. declare the unpaid obligations under the Agreement and earned interest on such obligations immediately due;

          b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary's agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and

          c. purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the obligations under the Agreement.


TRUSTEE'S DUTIES

     If requested by Beneficiary to foreclose this lien, Trustee shall:

     1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;

     2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and

     3.   from the proceeds of the sale, pay, in this order:

          a. expenses of foreclosure, including a commission to Trustee of 5% of the bid;

          b. to Beneficiary, the full amount of the obligations under the Agreement, interest, attorneys' fees, and other charges due and unpaid, including, without limitation amounts due and unpaid under this deed of trust;

          c. any amounts required by law to be paid before payment to Grantors; and

          d.   to Grantors, any balance.


GENERAL PROVISIONS

     1. If any of the property is sold under this deed of trust, Grantors shall immediately surrender possession to the purchaser. If Grantors fail to do so, Grantors shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

     2. Recitals in any Trustee's deed conveying the property will be presumed to be true.

     3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

     4. This lien shall remain superior to liens later created even if the time of payment of all or part of the obligations under the Agreement is extended or part of the property is released.

     5. If any portion of the obligations under the Agreement cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.

     6. Grantors assign to Beneficiary all sums payable to or received by Grantors from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorneys' fees, Beneficiary may release any remaining sums to Grantors or apply such sums to reduce the obligations under the Agreement. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.

     7. Grantors assign to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are not assigned. Grantors warrant the validity and enforceability of the assignment. Grantors may as Beneficiary's licensee collect rent and other income and receipts as long as Grantors are not in default under the Agreement or this deed of trust. Grantors will apply all rent and other income and receipts to payment of the obligations under the Agreement and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the Agreement and deed of trust, Grantors may retain the excess. If Grantors default on the Agreement or fail to perform any of their obligations under the Agreement or this deed of trust, Beneficiary may terminate Grantors' license to collect and then as Grantors' agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantors' obligations under the Agreement and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If any Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

     8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.

This provision overrides other provisions in this and all other instruments concerning the debt.

     9. When the context requires, singular nouns and pronouns include the plural.

     10.  The Agreement includes all sums secured by this deed of trust.

     11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.

     12. Grantors represent that this deed of trust is given for the purpose of securing the payment and performance of their obligations under the Agreement.

                                   GRANTOR:


                                   WASTE RECOVERY, INC.


                                   ------------------------------------------
                                   David Greenstein, President




STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )


     This instrument was acknowledged before me on the ____ day of October ____, 1998, by David Greenstein, as president of Waste Recovery, Inc., a Texas Corporation, on behalf of such corporation.


                                   ------------------------------------------
                                   Notary Public, State of Texas
                                   Notary's name (printed):

                                   Notary's commission expires:

AFTER RECORDING RETURN TO:

Dean Ferguson
Locke Purnell Rain Harrell
2200 Ross Avenue, Suite 2200
Dallas, Texas  75201

                              RELEASE AGREEMENT

                  DATED AS OF THE 13TH DAY OF OCTOBER, 1998

                                 BY AND AMONG

                             WASTE RECOVERY, INC.

                                     AND

                        THE SHAREHOLDERS NAMED HEREIN






     THIS RELEASE AGREEMENT (this "Agreement") is made as of the 13th day of October, 1998, by and among WASTE RECOVERY, INC., a Texas corporation ("WRI"), and the shareholders listed on ANNEX I hereto (each such party listed on ANNEX I, a "Shareholder" and collectively the "Shareholders"). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in that certain Purchase Agreement (the "Purchase Agreement") dated October 13, 1998 among WRI, Concord Recycling, L.L.C., a Delaware limited liability company ("Concord"), New U.S. Tire Corp., a Texas corporation ("New U.S. Tire"), U.S. Tire Recycling Partners, L.P., a Delaware limited partnership ("Recycling L.P.") and Tirus Associates, L.L.C., a New York limited liability company ("Tirus" and together with New U.S. Tire and Recycling L.P., the "U.S. Tire Entities").

     WHEREAS, as of September 30, 1996, among others, WRI, New U.S. Tire, Recycling, L.P., and Tirus entered into that certain Agreement and Plan of Reorganization, whereby, among other things, the U.S. Tire Entities became wholly owned subsidiaries of WRI (the "1996 Reorganization");

     WHEREAS, in connection with the 1996 Reorganization, the Shareholders received shares of capital stock of WRI (the "WRI Stock") a portion of which are currently held by U.S. Trust Company of Dallas, N.A. (the "Escrow Agent") pursuant to that certain Escrow Agreement dated November, 1996 by and between WRI, New U.S. Tire, the Shareholders and Escrow Agent (the "Escrow Agreement").

     WHEREAS, in connection with the 1996 Reorganization, WRI issued to each Shareholder (i) a Convertible Subordinated Note payable pursuant to the terms contained therein and convertible into common stock of WRI (collectively, the "Convertible Subordinated Notes") collectively representing an aggregate principal amount equal to $1,877,856 and (ii) the 150 Note.

          WHEREAS, the Board of Directors of WRI, and the Shareholders, deem it advisable and in the best interests of the parties and their respective shareholders, members and partners that all necessary action be taken to perform the transactions set forth herein;

     NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     A. WRI ACTIONS. On the date hereof, WRI shall take the following actions:

     1. WRI shall execute and deliver to Tire Lending Associates, a New York partnership ("Tire Lending") a promissory note in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000.00), bearing interest at a rate equal to the Prime Rate plus 1% (the "Prime Rate" shall be equal to the then current published prime rate of Chase Bank, N.A. adjusted quarterly or, in the event Chase Bank, N.A. should cease to publish a prime rate, then by reference to a similar rate charged by a similar, national, banking institution), maturing on the second anniversary of the Closing Date (the "Tire Lending Note"). Interest shall be paid quarterly, beginning on January 2, 1999. Principal shall be payable in four equal installments of One Hundred and Fifty Thousand Dollars ($150,000), on 6th day (or next business day if the 6th is not a business day) of the 15, 18, 21st and 24th months after execution of the Tire Lending Note. The Tire Lending Note shall be secured by a third priority deed of trust lien on WRI's Baytown facility, which lien shall be junior only to (a) a first deed of trust lien in a principal amount not to exceed Three Hundred Thousand Dollars ($300,000) (plus accrued interest); and (b) a second priority deed of trust lien in a principal amount not to exceed Two Hundred Thousand Dollars ($200,000) (plus accrued interest), evidenced by that certain Deed of Trust dated of even date herewith on substantially the terms and conditions set forth in Exhibit A hereto (the "Deed of Trust").

B.   SHAREHOLDER ACTIONS.

     On the date hereof or within the time period set forth under that certain side letter dated October 13, 1998 among WRI, Concord and the U.S. Tire Entities (the "Side Letter"), Shareholders shall take the following actions:

     1. Direct the Escrow Agent to deliver to WRI at Closing all 1,000,000 shares of WRI Stock currently held by the Escrow Agent pursuant to the Escrow Agreement (the "WRI Escrow Stock");

     2. Deliver to Concord that amount of WRI Stock currently held by such Shareholder or its assigns set forth opposite such Shareholder's name in the first column of Annex I, aggregating Five Hundred Thousand (500,000) shares of WRI Stock. (the "Shareholder Delivered Stock");

     3. Execute and deliver to Concord an Option Agreement, granting WRI an option, exercisable on or before June 30, 2000, to purchase Five Hundred Thousand (500,000) shares of WRI common stock from the Shareholders in the amounts set forth opposite their name on Annex I hereto, at a price equal to $1.00 per share (the "Option").

I.   DELIVERY OF SHARES

A.   DELIVERY PROCEDURE.  Upon the exection of this Agreement:

     1. THE SHAREHOLDERS SHALL BE ENTITLED TO BENEFITS DESCRIBED UNDER THIS AGREEMENT.

     2. WRI SHALL UPON EXECUTION OF THIS AGREEMENT, BE ENTITLED TO RECEIVE THE SHAREHOLDER DELIVERED STOCK, THE WRI ESCROW STOCK FROM THE ESCROW AGENT AND THE OPTION.

II.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS


     A.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

     Each of the Shareholders severally represents and warrants that all of the following representations and warranties with respect to them are true and correct as of the date of this Agreement and shall be true and correct at the time of the execution of this Agreement.

          1. AUTHORIZATION. Each Shareholder has the full legal right, power and authority to enter into this Agreement. This Agreement and each agreement or instrument to which the Shareholder is a party pursuant to the provisions of this Agreement have each been duly executed and delivered by each Shareholder and constitutes the valid and binding obligation of each such party, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions").

          2. WRI STOCK. Each Shareholder (i) owns of record and has good and marketable title to all of the issued and outstanding shares of the WRI Stock set forth opposite its name on Annex I, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, rights or restrictions of any character whatsoever arising or otherwise created after the 1996 Reorganization other than standard state and federal securities law private offering legends and restrictions and any restrictions on transfer arising in connection with the Escrow Agreement (collectively, "Liens"), and (ii) each has the right to vote such WRI Stock on any matters as to which any shares of WRI Stock are entitled to be voted under the laws of the state of incorporation of WRI and WRI's charter documents, free of any right of any other person.

          3.   TAX MATTERS.

               a. THE SHAREHOLDERS ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT MAY HAVE ADVERSE TAX CONSEQUENCES. THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOOSING REGARDING THESE CONSEQUENCES, AND UNDERSTAND AND ACKNOWLEDGE THAT WRI HAS NO RESPONSIBILITY FOR, AND MAKES NO REPRESENTATION AS TO, ANY TAX CONSEQUENCES TO ANY SHAREHOLDER.

          4. BANKRUPTCY. No Shareholder is under the jurisdiction of any federal bankruptcy court, or the subject of any receivership or other insolvency proceeding.

          5. CONSIDERATION. To the best knowledge of each Shareholder, the fair market value of the WRI stock, the release and other consideration given by the Shareholders, will be approximately equal to the fair market value of the consideration received by them hereunder.

          6. EXPENSES. The Shareholders (other than Andrew Bodner) will each pay their own respective expenses, if any, incurred in connection with this Agreement and any transaction contemplated hereby.

          7. NO VIOLATIONS. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Shareholders (to which such Shareholder is a party) and the consummation of the transactions contemplated hereby will not (i) violate any statute, rule, regulation, order or decree of any public body or authority by which the Shareholders or their respective properties or assets are bound, the result of which would materially adversely affect the ability of any Shareholder to perform such party's obligations hereunder or under any document or agreement contemplated hereby, or (ii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or, create any rights of termination, cancellation or acceleration with respect to any of the obligations undertaken by the Shareholders hereunder.

          8. CONSENTS. No consent, approval or other authorization of any governmental authority or under any contract or other agreement or commitment to which the Shareholders are parties or by which its or their respective assets are bound is required as a result of or in connection with the execution or delivery of this Agreement which the failure to obtain would materially adversely affect the performance by the Shareholders of their obligations hereunder or under any agreement or document contemplated hereby.

          9. COMPLIANCE WITH LAWS. The Shareholders are and have been in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees with respect to the WRI Stock except where the failure to so comply would not materially adversely affect the performance by the Shareholders of their obligations hereunder or under any agreement or document contemplated hereby.

          10. OWNERSHIP. The Shareholder owns beneficially and of record the shares of WRI Stock set forth opposite such Shareholder's name on ANNEX I and the promissory notes from WRI in the original principal amounts set forth opposite such Shareholder's name on ANNEX II, such shares of the WRI Stock owned by the Shareholder are owned free and clear of all Liens other than standard state and federal securities laws private offering restrictions.

          11. NO OTHER REPRESENTATIONS. Except to the extent set forth in this Agreement or expressly incorporated herein, no Shareholder has made any representation or warranty whatsoever and hereby disclaims all liability or responsibility for any other representation or warranty made, communicated or furnished (orally or in writing) to the other party or its representatives (including without limitation, any opinion, information, projection or advice as may have been or may be provided to WRI or any of its affiliates by any partner, director, officer, employee, agent, consultant or representative of any Shareholder).

III. REPRESENTATIONS OF WRI


     A. WRI Represents and warrants that all of the following representations and warranties in this SECTION III are true and correct at the date of this Agreement and shall be true and correct at the time of the execution of this Agreement.

          1. DUE ORGANIZATION. WRI is duly organized, validly existing and in good standing under the laws of the State in which each is organized, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on its business, operations, affairs, properties, assets or condition (financial or otherwise).

          2. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement, the Tire Lending Note and any other agreements annexed hereto to which WRI is a party and the performance of the transactions contemplated herein or therein have been duly and validly authorized by the Boards of Directors, and this Agreement, the Tire Lending Note, and such other agreements have each been duly and validly authorized by all necessary corporate action, duly executed and delivered and are the legal, valid and binding obligations of each of such entities to the extent that it is a party thereto, enforceable against such party thereto in accordance with their respective terms subject to the Equitable Exceptions.

          3. NO CONFLICTS. The representations and warranties in this Section 3 are limited to the extent that any Shareholder has actual or constructive knowledge that has not been disclosed to any member of WRI's Board of Directors (other than the Shareholders) that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by WRI and the consummation of the transactions contemplated hereby will not (i) violate any provision of any of the entities' organizational documents, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which such entities or its or their respective properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or, create any rights of termination, cancellation or acceleration in any person with respect to any contract or any material license, franchise or permit of WRI or any other agreement, contract, indenture, mortgage or instrument to which WRI is a party or by which any of its properties or assets is bound, the result of which would materially adversely affect the WRI's ability to perform its obligations hereunder or under any document or agreement contemplated hereby.

          4. EXPENSES. WRI will pay its expenses incurred in connection with this Agreement.

          5. CONSIDERATION. To the best of the knowledge of WRI, the fair market value of the Tire Lending Note, the release and other consideration given by WRI, will be approximately equal to the fair market value of consideration received by it hereunder.

          6. CONSENTS. No consent, approval, authorization or order of any court, Agency or any other person is required in order to permit WRI to consummate the transactions contemplated by this Agreement the absence of which would have a materially adverse effect on WRI's ability to perform its obligations hereunder.

          7.   COMPLIANCE WITH LAWS. The representations and warranties in this
     Section 7. are limited to the extent that any Shareholder has actual or constructive knowledge which has not been disclosed to any member of WRI'S Board of Directors (other than the Shareholders) that (a) WRI will or is threatened to be in breach of any warranty on the Closing Date or (b) any representation contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances which they are made, not misleading. WRI is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of either company.

          8. GOOD STANDING CERTIFICATES. On or before the date of this Agreement, WRI shall have delivered to the Shareholders a certificate, dated as of a recent date prior to the date of this Agreement, demonstrating that each of WRI is in good standing and authorized to do business in the state of incorporation of such entity.

          9. SOLVENCY. WRI has the financial ability to meet all of the financial obligations imposed upon WRI under this Agreement.

     10. NO OTHER REPRESENTATIONS. Except to the extent set forth in this Agreement or expressly incorporated herein, WRI has made no representation or warranty whatsoever to the Shareholders or the other parties hereto and hereby disclaim all liability or responsibility for any other representation or warranty made, communicated or furnished (orally or in writing) to the Shareholders and any other parties hereto or their representatives (including without limitation, any opinion, information, projection or advice as may have been or may be provided to the Shareholders and the other parties hereto or any of their affiliates by any director, officer, employee, agent, consultant or representative of WRI, including, without limitation, in connection with the 1996 Reorganization and all agreements, documents and instruments executed in connection therewith.


IV.  SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

     A. COVENANTS AND AGREEMENTS. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

     B. REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the closing of the transcactions set forth herein and shall continue in full force and effect thereafter following the execution of this Agreement.

V.   SECURITIES ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS

     The WRI Stock acquired or the subject of the Option pursuant to this Agreement are being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. None of the stock or membership interests are not presently registered under the Securities Act of 1933 Act, as amended (the "33 Act"), and the stock may not be sold without registration unless an exemption from the applicable registration requirements under the 1933 act and state securities laws is available.

VI.  MUTUAL RELEASES

     A. WRI RELEASE. Effective upon the date of this Agreement, WRI releases and forever discharges the Shareholders, Andrew Bodner, David Greenstein, Jay Anderson, Martin Bernstein, and their present and former officers, directors, shareholders, employees, agents, attorneys, insurers, and their foregoing assigns and successors from any and all claims, demands, losses, damages, actions and causes of action, of any nature whatsoever, known or unknown, discovered or undiscovered, from any and all claims, demands, losses, damages, actions, and causes of action, of any nature whatsoever, known or unknown, discovered or undiscovered, which it now holds or has ever held, prior to and including the date hereof. This release includes, without limiting the broad scope set forth above, all claims that relate in any way to the 1996 Reorganization. The release described above shall not be delivered until satisfaction of the items described in the Side Letter.

     B.   SHAREHOLDERS RELEASE.    Effective upon the date hereof and the
performance by the parties of the transactions described herein, the Shareholders, each on its own behalf and in any representative capacity of any other entity, release and forever discharge WRI and its present and former officers, directors, shareholders, employees, agents, attorneys, insurers, and its foregoing assigns and successors from any and all claims, demands, losses, damages, actions, and causes of action, of any nature whatsoever, known or unknown, discovered or undiscovered, which they now hold or have ever held, prior to the date of the Agreement. This release includes, without limiting the broad scope set forth above, all claims that relate in any way to the 1996 Reorganization and any and all claims or obligations that relate in any way to the Convertible Subordinate Notes or the Working Capital Note. The release described above shall not be delivered until satisfaction of the items described in the Side Letter.

     C. NO RELEASE FROM OBLIGATIONS. Notwithstanding the foregoing Paragraphs A and B, nothing herein shall release the parties from their obligations under this Agreement, that certain letter agreement dated as of the date hereof among Martin Bernstein, Jay Anderson, David Greenstein, Concord and WRI (the "Letter Agreement") or that certain restrictive covenants agreement dated as of the date hereof among WRI, David Greenstein and Concord (the "Restrictive Covenants").

     D. NO RELEASE FOR FRAUD. Notwithstanding the foregoing Paragraphs A, B and C, nothing herein shall release any party from fraudulent or willful, knowing and intentional misconduct that materially adversely affects the any other party to this Agreement.

VII. GENERAL

     A. COOPERATION. The parties hereto shall each deliver or cause to be delivered to the other on the date hereof, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement, including, but not limited to, the filing of the Deed of Trust with the appropriate Texas authorities by WRI, documents of title and financing statements. WRI will cooperate and use its reasonable efforts to have the present officers, directors and employees thereof cooperate with the Shareholders on and after the date hereof in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to the Shareholders for all periods prior to the date of this Agreement.

     B. WRI ACKNOWLEDGEMENT OF DELIVERY. WRI hereby acknowledges and agrees that (i) Concord can accept delivery of the executed Option and the Shareholder Delivered Shares from the Shareholders on its behalf and (ii) delivery by the Shareholders of the executed Option and the Shareholder Delivered Shares to Concord shall satisfy the obligations of the Shareholders under Sections B and Article I of this Agreement

     C. SHAREHOLDERS CONSENT TO ASSIGNMENT AND TRANSFER OF THE CONVERTIBLE SUBORDINATED NOTES. Shareholders hereby consent to the transfer of the Convertible Subordinated Notes from WRI to Concord pursuant to that certain Assignment and Assumption Agreement of even date herewith.

     D. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of WRI and the heirs and legal representatives of the Shareholders.

     E.   ENTIRE AGREEMENT.  This Agreement (including the Side Letter, the
Letter

Agreement, the Purchase Agreement (including the Schedules, Exhibits and Annexes attached thereto), the Restricitve Covenants, the Schedules, Exhibits and Annexes attached hereto and the agreements and the documents delivered pursuant hereto) constitute the entire agreement and understanding among parties hereto, and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and this Agreement and the Annexes hereto may be modified or amended only by a written instrument executed by the parties.

     F. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     G. EXPENSES. Whether or not the transactions herein contemplated shall be consummated, (i) WRI will pay the fees, expenses and disbursements of WRI and its respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by WRI under this Agreement and (ii) the Shareholders (other than Andrew Bodner) will pay from personal funds the fees, expenses and disbursements its agents, representatives, accountants, business advisors or counsel incurred in connection with the subject matter of this Agreement.

     H. NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, or (c) telecopying the same with electronic confirmation of receipt.

                    a.   If to WRI, addressed to them at:

                         Waste Recovery, Inc.
                         309 South Pearl Expressway
                         Dallas, Texas 75201
                         Telecopy No.: (214) 745-8945
                         Attn:     Mr. Thomas L. Earnshaw

                    with copies to:

                         Locke Purnell Rain Harrell
                         2200 Ross Avenue, Suite 2200
                         Dallas, Texas 75201
                         Telecopy No.: (214) 740-8800
                         Attn:     Kent Jamison, Esq.
                         Dean Ferguson, Esq.

                    b. If to the Shareholders, addressed to the representative at the address set forth on ANNEX I;

                    with copies to:

                         Morrison & Foerster LLP
                         1290 Avenue of the Americas
                         New York, New York 10104
                         Telecopy No.:  (212) 468-7900
                         Attn:     John R. Hempill, Esq.



     I. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     J. USE OF CERTAIN TERMS. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

     K. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all of the parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     L. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     M.   TIME.  Time is of the essence with respect to this Agreement.

     N. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     O. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this

Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     P. CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Q.   APPOINTMENT OF REPRESENTATIVE.

          1. Each Shareholder hereby irrevocably constitutes and appoints Jay Anderson (together with any successor appointed pursuant to SUBSECTION 5 below being hereinafter referred to as the "Representative") with full power of substitution as such Shareholder's true and lawful agent and attorney-in-fact with full power and authority in such Shareholder's name, place and stead to (i) negotiate, determine and settle all matters arising hereunder or in connection with any document related hereto, including without limitation any action required or permitted to be taken by the Shareholders or any of them under, or the resolution of any dispute or other matter arising under the Option Agreement and (ii) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, documents and other instruments (including, without limitation, this Agreement and any amendments thereto) that the Representative deems appropriate or necessary under the terms of this Agreement or the laws of any state or jurisdiction, and all certificates, documents and other instruments which the Representative deems appropriate or necessary in the exercise of its authority under (i) above. In dealing with any Shareholder hereunder, WRI shall be entitled to deal exclusively with the Representative, and any action taken by the Representative may be considered to be the action of each Shareholder with respect to which such action was taken. All action taken by the Representative shall be binding on all of the Shareholders, and no Shareholder shall have the right to object to, dissent from, protest or otherwise contest the same. WRI shall be permitted to rely upon any written instrument or documents executed by the Representative as valid and binding upon all of the Shareholders.

          2. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution or bankruptcy of such Shareholder and shall extend to such Shareholder's heirs, transferees, successors, assigns and personal representatives.

          3. The Representative may consult with legal counsel, independent accountants and other experts selected by it with respect to the determination of any matters or the taking of any action referred to herein and the Representative shall be fully justified and protected in taking or omitting to take any action in good faith and in reliance on, and in accordance with, the opinion or advice of such persons. Each of the Shareholders agrees to bear such Shareholder's proportionate share of any compensation and expenses of such counsel, accountants or experts or other out-of-pocket expenses incurred by the Representative in carrying out its duties as herein provided, and upon receipt from time to time of notices from the Representative as to any amounts to be so paid by such Shareholder to make payment thereof, or reimburse the Representative therefor, promptly as directed by the Representative. Each of the Shareholders agrees to indemnify the Representative and hold it harmless from any and all loss, damage or liability which it may sustain as a result of any action taken in good faith.

          4. Each Shareholder hereby irrevocably agrees that any action required or permitted under this Agreement to be taken by the Representative shall be valid and binding upon, and shall have the effect as though taken by, such Shareholder hereunder, and in accordance therewith the Representative may, on behalf of such Shareholder and in his name, place and stead, accept payment of any amounts due and payable to such Shareholder hereunder and make payment of any amount due and payable from such Shareholder hereunder.

          5. If the Representative shall be unable to perform the duties of the Representative or shall resign from such position, the Shareholders, who, as of the Closing Date hold a majority of the shares of capital stock of the Company shall be entitled to designate a successor Representative, who shall be the Representative for all purposes thereafter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                   WASTE RECOVERY, INC.



                                   BY:
                                      ------------------------------------
                                   NAME:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   THE SHAREHOLDERS:


                                   ---------------------------------------
                                   Andrew Bodner


                                   ---------------------------------------
                                   David Greenstein



                                   ENVIRONMENTAL VENTURE FUND L.P.



                                   BY:
                                      ------------------------------------
                                   NAME:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   ARGENTUM CAPITAL PARTNERS, L.P.

                                   BY:
                                      ------------------------------------
                                   NAME:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------



                                   ---------------------------------------
                                   Louis Feil


                                   ---------------------------------------
                                   Martin Bernstein


                                   ---------------------------------------
                                   Jeffrey Feil


                                   ---------------------------------------
                                   Jay Anderson


                                   ---------------------------------------
                                   Ross Patten


                                   ---------------------------------------
                                   Alfred Tyler II


                                   ---------------------------------------
                                   Sheri Gersten


                                   ---------------------------------------
                                   Michelle Goldstein



                                   ---------------------------------------

                                   Cary Caster


                                   ---------------------------------------
                                   Roger Miller


                                   ---------------------------------------
                                   John Drury


                                   ---------------------------------------
                                   Don Sanders

                                   ANNEX I

                               TO THAT CERTAIN
                              RELEASE AGREEMENT
                         DATED AS OF OCTOBER 13, 1998
                                 BY AND AMONG
                             WASTE RECOVERY, INC.
                                     AND
                        THE SHAREHOLDERS NAMED THEREIN

                                                  Number of Shares                                Number of WRI
                                                 of WRI Stock to be     Number of WRI Shares    Shares subject to
Name and Address                                      Delivered         Held by Escrow Agent     Option Agreement
----------------                                      ---------         --------------------     ----------------
Andrew Bodner                                          286,226                 166,667               206,520
258 West Mountain Road
Ridgefield, CT  06877

David Greenstein                                          0                    166,667                  0
444 East 82nd Street
Apartment 10M
New York, NY  10028

Environmental Venture Fund L.P.                           0                       0                     0
c/o First Analysis Corp.
Attention: Brian Boyer
Sears Tower - 233 S. Wacker Dr.
Chicago, Illinois 60606

Argentum Capital Partners, L.P.                        120,060                    0                   40,020
405 Lexington Ave. 54th Floor
New York, NY  10174

Louis Feil                                             13,552                  96,407                 36,653
c/o Feil Organization
370 Seventh Avenue
New York, N.Y. 10001

Martin Bernstein                                       13,552                  96,407                 36,653
c/o Feil Organization
370 Seventh Avenue
New York, N.Y. 10001


Jeffrey Feil                                           13,552                  96,407                 36,653
c/o Fell Organization
370 Seventh Avenue
New York, N.Y. 10001

                                                  Number of Shares                             Number of WRI
                                                 of WRI Stock to be     Number of WRI Shares   Shares subject to
Name and Address                                      Delivered         Held by Escrow Agent   Option Agreement
----------------                                      ---------         --------------------   -----------------
Jay Anderson                                            3,734                  26,569                 10,101
c/o Feil Organization
370 Seventh Avenue
New York, N.Y. 10001

Ross Patten                                             9,865                  70,175                 26,680
P.O. Box 303
New Castle, NH 03854

Alfred Tyler II                                         9,865                  70,175                 26,680
c/o Weston Investments Inc.
839 Elkridge Landing Rd. #105
Linthicum, MD 21090

Sheri Gersten                                           2,466                  17,544                 6,670
PO Drawer 370308
Miami, FL 33137

Michelle Goldstein                                      2,466                  17,544                 6,670
PO Drawer 370308
Miami, FL 33137

Cary Caster                                             2,466                  17,544                 6,670
PO Drawer 370308
Miami, FL 33137

Roger Miller                                            2,466                  17,544                 6,670
PO Drawer 370308
Miami, FL 33137

John Drury                                              9,865                  70,175                 26,680
c/o USA Waste
2777 Allen Parkway
Suite 700
Houston, TX 77019


Don Sanders
Sanders Morris Mundy                                    9,865                  70,175                 26,680
3100 Texas Commerce Tower
Houston, TX 77002

TOTAL:                                                500,000               1,000,000                500,000

                                 ANNEX II

                              TO THAT CERTAIN
                             RELEASE AGREEMENT
                       DATED AS OF OCTOBER 13, 1998
                               BY AND AMONG
                            WASTE RECOVERY, INC.
                                    AND
                      THE SHAREHOLDERS NAMED THEREIN

                                                      Principal
                                Principal Amount      Amount of
Holder                           of Primary Note     "Stub" Note
------                           ---------------     -----------
[Andrew Bodner]                      $308,025          $  4,638

Environmental Venture Fund,
L.P.                                 $148,074          $  2,230

David Greenstein                     $308,025          $  4,638

Argentum Capital Partners,
L.P.                                 $148,074          $  2,230

Louis Feil                           $135,616.10       $  2,042

Martin Bernstein                     $135,616.10       $  2,042

Jeffrey Feil                         $135,616.10       $  2,042

Jay Anderson                         $37,373.30        $    563

Ross Patten                          $ 98,716          $  1,486

Alfred Tyler II                      $ 98,716          $  1,486

Sheri Gersten                        $ 24,679          $    372

Michelle Goldstein                   $ 24,679          $    372


Cary Caster                          $ 24,679          $    372

Roger Miller                         $ 24,679          $    372

John Drury                           $ 98,716          $  1,486

Don Sanders                          $ 98,716          $  1,486

                             FORM OF WRI RELEASE



     To all to whom these Presents shall come or may Concern, Know that CONCORD RECYCLING, LLC, a limited liability company organized under the laws of the State of Delaware, as RELEASOR, in consideration of the sum of Ten Dollars and other goods and valuable consideration received from Waste Recovery, Inc. as RELEASEE, receipt whereof is hereby acknowledged, releases and discharges Waste Recovery, Inc. as RELEASEE, the RELEASEE, RELEASEE'S heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demand whatsoever, in law, admiralty or equity, which against the RELEASEE, THE RELEASOR, RELEASOR'S heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE. Except obligations arising out of the purchase agreement dated October 13, 1998 and other instruments and documents made and executed in connection with that agreement. Nothing herein shall release any party from fraudulent or willful, knowing and intentional misconduct that materially adversely affects the RELEASOR.

     Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

     This RELEASE may not be changed orally.

     In Witness Whereof, the RELEASOR has CAUSED THIS RELEASE TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED ON.

     In presence of: Concord Recycling, LLC, State of New York, COUNTY OF New York On 1998 before me personally came David Greenstein to me known to me know, who, by me duly sworn, did depose and say that deponent resides at 444 East 82nd Street, NY, NY 10028 that deponent is the Manager of Concord Recycling LLC, the LLC the corporation described in, and when executed the foregoing RELEASE, that deponent knows the seal of the corporation, that the seal affixed to the RELEASE is the corporate seal, that it was affixed by order of the board of ____________ of the corporation; and that deponent signed deponent's name by like order.

                                          ------------------------------------

                      FORM OF U.S. TIRE ENTITIES RELEASE



     To all to whom these Presents shall come or may Concern, Know that WASTE RECOVERY, INC, a Texas corporation, as RELEASOR, in consideration of the sum of Ten Dollars and other goods and valuable consideration received from New U.S. Tire, a Texas corporation ("New U.S. Tire"), U.S. Tire Recycling Partners L.P., a Delaware limited partnership ("Recycling L.P.") and Tirus Associates, L.L.C., a New York limited liability company ("Tirus", collectively with New U.S. Tire and Recycling L.P., the "U.S. Tire Entities) and Andrew Bodner, David Greenstein, Jay Anderson, Marty Bernstein, (together with the U.S. Tire Entities, the RELEASEE), receipt whereof is hereby acknowledged, releases and discharges the RELEASEE, RELEASEE'S heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demand whatsoever, in law, admiralty or equity, which against the RELEASEE, THE RELEASOR, RELEASOR'S heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE. Except obligations arising out of the purchase agreement and related transactions dated October 13, 1998 and other instruments and documents made and executed in connection with that agreement. Nothing herein shall release any party from fraudulent or willful, knowing and intentional misconduct that materially adversely affects the RELEASOR.

     Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

     This RELEASE may not be changed orally.

     In Witness Whereof, the RELEASOR has CAUSED THIS RELEASE TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICERS.


                                       WASTE RECOVERY, INC., a Texas Corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                           FORM OF LETTER AGREEMENT



                                  AGREEMENT


          This Agreement is entered into as of the 13th day of October among Martin Bernstein ("Bernstein"), David Greenstein ("Greenstein"), Jay Anderson ("Anderson", together with Bernstein and Greenstein, the "Principals"), Concord Recycling, L.L.C., a Delaware limited liability company ("Concord") and Waste Recovery, Inc., a Texas corporation ("WRI").

          Reference is hereby made to that certain Purchase Agreement (the "Purchase Agreement") to be entered into among WRI, Concord, New U.S. Tire, a Texas corporation ("New U.S. Tire"), U.S. Tire Recycling Partners L.P., a Delaware limited partnership ("Recycling L.P.") and Tirus Associates, L.L.C., a New York limited liability company ("Tirus", collectively with New U.S. Tire and Recycling L.P., the "U.S. Tire Entities"). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement

          WHEREAS, Pursuant to the terms of such Purchase Agreement, WRI has agreed to close on the date hereof, deferring delivery by Concord of certain items required to be delivered by Concord at the time of closing under the Purchase Agreement, the production of which is under the control of the Shareholders.

            WHEREAS, the Principals, due to their relationship with such Shareholders, are in a position to assist in the delivery of such items.

          NOW THEREFORE, in consideration of the mutual promises herein and for other valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows.

          1. Each of the Principals hereby agree to cause the delivery by each of the Shareholders to Concord of the following items as soon as practicable from the date hereof, but within the time limits set forth in that certain Side Letter dated October 13, 1998 between WRI, Concord and the U.S. Tire Entities (the "Side Letter").

               a. an executed copy of that certain Release Agreement (the "Release Agreement") dated as of October 13, 1998 between the Shareholders and WRI containing releases to WRI of its obligations under the Convertible Subordinate Notes and the 150 Note as well as the representations and warranties of the Shareholders set forth in B.10. of the Purchase Agreement;

               b. the authorization to the Escrow Agent by each Shareholder directing the Escrow Agent to release and deliver all WRI Stock held by it pursuant to the terms of the Escrow Agreement;

               c. 500,000 shares of WRI Stock currently held by the Shareholders and their assigns as set forth in the first column of Annex I to the Release Agreement;

               d.   an executed copy of the Option;

               e.   a cancelled copy of the Unsecured Note; and

               f. allonges from each holder (each a "Holder") of the notes (the "Notes") set forth opposite such holders name on Annex II to the Release Agreement, amending the terms of the Notes in substantially the form attached hereto as Exhibit A.

          2. Concord agrees to enter into an agreement with the Holders granting them the right/option to purchase a twenty five percent (25%) membership interest in Concord for an aggregate purchase price of $675,000 so long as any of the Notes remain unpaid, on terms and conditions mutually agreeable to the parties. This option is in addition to the 15% membership interest granted to Tire Lending Associates ("TLA") upon payment of that certain promissory note dated October 13, 1998 made by Concord in favor of TLA. In addition, Concord agrees to amend its operating agreement or other charter documents as required to comply with the terms of the agreement contemplated by this Section.

          3. Each of the Principals shall indemnify and hold WRI harmless from any loss, cost or liability (including, but not limited to attorneys fees) due to the Principals' failure to comply with the terms of this Agreement. Bernstein and Anderson shall indemnify and hold Concord and Greenstein harmless from any loss, cost or liability (including, but not limited to attorneys fees) due to the their failure to comply with the terms of this Agreement PROVIDED, HOWEVER, that Berstein and Anderson shall have no obligation to indemnify Concord or Greenstein if such loss is due to Greenstein's failure to deliver any such items set forth in Paragraph 1. above in his capacity as a Shareholder or due to Concord's failure to deliver such items received by them to WRI and PROVIDED, FURTHER, that (i) Greenstein agrees to indemnify and hold Anderson and Bernstein harmless from any loss, cost or liability (including, but not limited to attorneys fees) due to the his failure to deliver any such items set forth in Paragraph 1. above in his, or Andrew Bodner's, capacity as a Shareholder and (ii) Concord agrees to indemnify and hold Anderson and Bernstein harmless from any loss, cost or liability (including, but not limited to attorneys fees) due to the their failure to deliver to WRI any items set forth in Paragraph 1. above which were timely delivered to Concord under the terms of this Agreement.

          4. This Agreement along with the Release Agreement, the Purchase Agreement (and all Exhibit, Schedules and other agreements attached thereto), the Side Letter, the Option, the Tire Lending Note, the Deed of Trust and the Assignment and Assumption Agreement constitutes the entire agreement between the parties and supersedes all prior and written or oral communications, understandings or agreements regarding the subject matter hereof. This Agreement may not be amended, supplemented or modified in any respect except by the written agreement of the parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          5. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above.

                         PRINCIPALS:



                         ---------------------

                         Jay Anderson



                         ---------------------

                         Martin Bernstein



                         ---------------------

                         David Greenstein



                         CONCORD RECYCLING, L.L.C.



                         ---------------------

                         Name:

                         Title:



                         WASTE RECOVERY, INC.




                         By:
                            ------------------

                              Name:

                              Title:

                                 SIDE LETTER



                               October 13, 1998

Concord Recycling, L.L.C.
c/o Frederick H. Mandel
Mandel & Mandel
12 West 37th Street
New York, New York  10018


          Re: Letter Agreement Supplementing Purchase Agreement, Dated as of October 13, 1998, By and Among Waste Recovery, Inc., New U.S. Tire Recycling Corp., U.S. Tire Recycling Partners, L.P., Tirus Associates, L.L.C. and Concord Recycling, L.L.C. (the "Purchase Agreement")


     Pursuant to Section IV of the Purchase Agreement, entitled "Conditions Precedent," the parties enumerated various conditions to be satisfied or waived on or prior to the Closing Date. In addition, Sections B and C (pages 3 and 4) specify closing actions required to be performed on the Closing Date. This letter sets forth the parties understanding regarding a TEMPORARY waiver, which will permit the Closing Date to occur on October 13, 1998. In the event that the conditions and actions which are temporarily waived in this letter are not fulfilled within thirty days of the Closing Date, unless any temporarily waived condition is further waived or excused in writing, the party failing to satisfy the temporarily waived condition shall be deemed in default under the terms of the Purchase Agreement.

     The following Conditions Precedent to obligations of WRI specified in IV(A) are waived for a period of thirty (30) days:
     2.   SATISFACTION
     3.   OPTION AGREEMENT
     4.   DELIVERY OF WRI STOCK
     5.   DELIVERY OF ESCROWED WRI STOCK
     7.   EXECUTION OF ASSIGNMENT AND ASSUMPTION

     All other conditions precedent to WRI's obligations set forth in the Purchase Agreement remain conditions precedent.

     The following Closing Actions by Purchaser specified in Section C are waived for a period of thirty (30) days:

     2.   DELIVERY OF RELEASE FROM SHAREHOLDERS

     3.   RELEASE OF ESCROW SHARES TO WRI
     4.   DELIVERY OF WRI STOCK
     5.   OPTION AGREEMENT
     7.   DELIVERY OF UNSECURED NOTE
     11.  DELIVERY OF REPS AND WARRANTIES OF SHAREHOLDERS

     The mutual delivery of releases, provided for in sections VII.A. and VII.B. are waived for a period of thirty (30) days.

     WRI agrees to delivery to Purchaser organizational documents and corporate records of the U.S. Tire Entities.

     The following conditions precedent to obligations of Purchaser specified in IV(B) are temporarily waived by Purchaser:

     2.   SATISFACTION
     7.   EXECUTION OF ASSIGNMENT AND ASSUMPTION

     Notwithstanding the foregoing, the parties agree that without further action by any party hereto, the following closing actions shall be deemed to have taken place as of the Closing Date:

     1. Transfer of WRI rights to and interest in the entities described in Section B(1) and IV(B)(3).

     2. The granting of the rights and options described in Sections C(8) and C(9).

     Further, neither party hereto shall be deemed to be in default hereunder for failure to deliver a release in any situation where the released party has not previously or simultaneously furnished a corresponding release.

     All other conditions precedent to Purchaser's obligations set forth in the Purchase Agreement remain conditions precedent.

     In addition, Purchaser will deliver David Greenstein's resignation and mutual restrictive covenants will be exchanged.

     WRI will deliver an undertaking to defend David Greenstein in the Lovelace action at WRI's expense and to hold him harmless from, and indemnify him against any claims and losses therefrom.

     If you believe the foregoing constitutes the terms of our agreement, please execute in the space indicated below. Except as specified herein, this letter does not amend, modify, alter or otherwise affect the Purchase Agreement or any terms thereof.

                                   Very truly yours,

                                             WASTE RECOVERY, INC.

                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                             Agreed and Approved:

                                             NEW U.S. TIRE RECYCLING CORP.

                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                             U.S. TIRE RECYCLING PARTNERS, L.P.

                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------


                                       By:   U.S. TIRE RECYCLING CORP., its
                                             general partner

                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                             TIRUS, INC.

                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                             CONCORD RECYCLING, L.L.C.

                                             By:
                                                ----------------------------
                                             Name:  David Greenstein
                                             Title:  Manager

                        RESTRICTIVE COVENANT AGREEMENT


     THIS RESTRICTIVE COVENANT AGREEMENT (the "Agreement") made and entered into as of the 13th day of October, 1998, by and among David Greenstein ("Greenstein"), Concord Recycling, LLC, a Delaware limited liability company ("Concord") and Waste Recovery, Inc., a Texas corporation ("WRI").

                              W I T N E S S E T H:

     WHEREAS, WRI, NEW U.S. TIRE RECYCLING CORP., a Texas corporation ("New U.S. Tire"), U.S. TIRE RECYCLING PARTNERS, L.P., a Delaware limited partnership (the "Recycling, L.P."), TIRUS ASSOCIATES, L.L.C., a New York limited liability company ("Tirus") and CONCORD have entered into that certain Purchase Agreement dated October 13, 1998 (the "Purchase Agreement");

     WHEREAS, all the parties hereto have executed the Purchase Agreement and are obligated to perform the transactions required thereby;

     WHEREAS, this Agreement is a condition to the closing of the Purchase Agreement;

     WHEREAS, the covenants of WRI, Greenstein and Concord hereunder are an important aspect of the Acquisition, and neither WRI nor Concord would consummate the Acquisition absent the execution and delivery by the parties hereto of this Agreement;

     WHEREAS, Greenstein was, until the Closing Date, an officer and employee of WRI pursuant to the terms of that certain Employment Agreement between Greenstein and WRI dated November 1996 (the "Employment Agreement");

     WHEREAS, in connection with the Acquisition, Greenstein has resigned as an employee and officer of WRI;

     WHEREAS, WRI has agreed to reduce the principal amount of the Working Capital Note, as defined in the Purchase Agreement, by $51,500 in settlement and severance to Greenstein in connection with the resignation of Greenstein, the termination of Employment Agreement and as consideration for this Agreement;

     WHEREAS, the parties acknowledge that they will have no obligations under the Employment Agreement except as otherwise set forth in this Agreement;

     WHEREAS, WRI, Greenstein and Concord and their affiliates have substantial resources, experience in the collection, disposal and recycling of scrap tires and the manufacture, production and marketing of tire-derived fuel ("TDF") (the "Business") and the ability to operate a business or businesses that could compete with each other in the Business or in related businesses following the Closing; and

     WHEREAS, the agreements hereunder are reasonable and necessary, both in scope and duration, to protect the consideration, benefit, business and goodwill that will be acquired pursuant to the Purchase Agreement.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

     1.   GREENSTEIN AND CONCORD COVENANT NOT TO COMPETE.  For a period of one
          (1) year after the execution of this Agreement, neither Concord nor Greenstein shall, for any reason, directly or indirectly, by any means or device whatsoever, individually or on behalf of or in conjunction with any other person or entity do any one or more of the following:

          a. Engage in a Competing Business within a 350-mile radius of any TDF processing plant (excluding WRI's TDF processing plant located in Atlanta Georgia), in which, at the time of this Agreement, WRI has, directly or indirectly through a subsidiary or other affiliate, thirty percent (30%) ownership or greater (the "Territory"). For the purposes of the foregoing sentence, the term "engage" with respect to Greenstein shall mean being a principal, consultant, officer, director, employee, owner (other than a holder of less than five percent (5%) of the outstanding stock of a publicly-traded company), partner or equity owner in any business enterprise, regardless of structure or whether done directly or indirectly, that engages in a Competing Business. The term "Competing Business" shall mean any business enterprise that engages in the collection, disposal and recycling of scrap tires, or the manufacture, production and marketing of TDF.

          b. Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any existing or potential customers, suppliers, businesses or accounts of WRI in connection with any Competing Business in the Territory;

          c. Sell, offer for sale, participate in or advise about a sale, or solicit the sale of products or services of a Competing Business regarding any account in the Territory which Greenstein learned of or did business with during the Term of the Employment Agreement;

          d. Divert, take away or attempt to take away any account of WRI, which Greenstein sold, visited, solicited or otherwise learned of during the Term of the Employment Agreement;

          e. Hire or attempt to hire or employ any person who is or within the twelve months preceding Greenstein's resignation was an employee of WRI.

     2.   WRI COVENANT NOT TO COMPETE.  WRI agrees that for a period of one
(1) year following the date hereof, it shall not call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any of those existing customers, suppliers, businesses or accounts of the U.S. Tire Recycling facility located in North Carolina (acquired by Concord from WRI pursuant to the Purchase Agreement) listed on Exhibit A (which shall be delivered to WRI within 30 days) to the extent that such customers transact business with the North Carolina facility (the "Concord Customers"). For purposes of this section, "existing customers, suppliers, businesses or accounts" shall mean any person or entity that has transacted business with the North Carolina facility at any time in the preceding 12 months. This covenant is not intended to restrict WRI's right to develop and maintain business relationships with any Concord Customers that transacted or may transact business with any WRI facility outside the state of North Carolina.

     3. ENFORCEMENT OF COVENANTS. Each of the parties hereto acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to the other party as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, agrees that the other party shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by such party, or the affiliates, partners or agents thereof, as well as recover from such party any and all costs and expenses sustained or incurred by the other party in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. Each of the parties hereto agrees that no bond or other security shall be required in connection with such injunction. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this Section 3 concerning the recovery of attorneys' fees.

     4. INTELLECTUAL PROPERTY. Greenstein recognizes and agrees that, on and after the date hereof, he will not have the right to use for his own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists that he may have obtained in connection with his employment with WRI.

     5. VALIDITY. To the extent permitted by applicable law, if it should ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

     6. NOTICE. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally,
(ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to Buyer:

                              Concord Recycling L.L.C.
                              6322 Poplar Tent Road
                              Concord, N.C.  28027
                              Attention: David Greenstein
                              Telecopy No. (704) 784-4716

          With copies to:

                              Mandel & Mandel, LLC
                              12 W. 37th St.
                              New York, NY 10018
                              Telecopy No.:  (212) 594-5236
                              Attn:     Fredrick H. Mendel, Esq.

     If to WRI:               WASTE RECOVERY, INC.
                              309 South Pearl Expressway
                              Dallas, Texas 75201
                              Attention:  Thomas Earnshaw
                              Telecopy Number: (214) 745-8945

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

     7. MODIFICATION AND WAIVER. No modification or amendment of any of the terms, conditions or provisions in this Agreement may be made otherwise than by written agreement signed by the parties hereto, except as otherwise provided in Section 5 hereof. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party nor shall such waiver constitute a continuing waiver.

     8. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 9 shall be null and void.

     9. EMPLOYMENT AGREEMENT. Except as otherwise provided herein, Greenstein and WRI are hereby released from their respective obligations and covenants under the Employment Agreement and the parties agree that the Employment Agreement is hereby null and void.

     10. HEADINGS. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the date first above written.


                                   ------------------------------------
                                   David Greenstein


                                   CONCORD RECYCLING, LLC, a Delaware limited liability company


                                   By:
                                      ---------------------------------
                                   Printed Name:
                                                -----------------------
                                   Title:
                                         ------------------------------

                                   WASTE RECOVERY, INC.


                                   By:
                                      ---------------------------------
                                   Printed Name:
                                                -----------------------
                                   Title:
                                         ------------------------------

                                  EXHIBIT A


LIST OF EXISTING CUSTOMERS AND SUPPLIERS

                     David Greenstein Resignation Letter

                               DAVID GREENSTEIN
                             444 EAST 82ND STREET
                              NEW YORK, NY  10028

                                                               October 13, 1998

Waste Recovery, Inc.
309 S. Pearl Expressway
Dallas, Texas  75201

Gentlemen:

     I hereby resign as officer, director and employee of WRI, effective immediately, simultaneously with the closing of that certain Purchase Agreement between WRI and Concord Recycling, LLC, completed today.


                                        Sincerely,


                                        David Greenstein